                                                                    Exhibit 10.9

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                               AGREEMENT OF LEASE

                                     between

                                 MADISON 45 LLC,

                                                                       Landlord,

                                       and

                         PRIMUS FINANCIAL PRODUCTS, LLC,

                                                                         Tenant,

                              Dated: July 25, 2002

                                    PREMISES:

            The entire rentable area of the Twenty-Third (23rd) Floor
                               360 Madison Avenue
                               New York, New York

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                        i

SCHEDULES

A   Floor Plan
B   Rules and Regulations
C   Approved Contractors List
D   Cleaning Specifications

                                       ii

          AGREEMENT OF LEASE, made as of this 25th day of July, 2002, between
MADISON 45 LLC, a New York limited liability company, having an office at 950
Third Avenue, New York, New York 10022 (hereinafter referred to as "Landlord")
and PRIMUS FINANCIAL PRODUCTS, LLC, a Delaware limited liability company, having an office at 375 Park Avenue, New York, New York 10152 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

          Landlord hereby leases and Tenant hereby hires from Landlord, in the building (hereinafter referred to as the "Building") known as 360 Madison
Avenue, New York, New York 10017, the following space: the entire rentable area of the twenty-third (23rd) floor, as shown hatched on the plan annexed hereto as
Schedule A (which space is hereinafter referred to as the "demised premises");
for a term of approximately ten (10) years to commence on the date hereof
(hereinafter referred to as the "Commencement Date") and to end on the last day of the month preceding the month in which occurs the expiration of ten (10)
years after the Commencement Date (such date on which the term of the Lease expires is hereinafter referred to as the "Expiration Date") or until such term shall sooner cease and terminate as hereinafter provided.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

                                    ARTICLE 1

                                      RENT

     1.01. Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as "fixed annual rent") as follows:

          (i)  SEVEN HUNDRED TWENTY THOUSAND FOUR HUNDRED NINETY-FOUR AND 50/100
               ($720,494.50) DOLLARS per annum during the period commencing on the Commencement Date and ending on the day immediately preceding the third (3rd) anniversary of the Commencement Date;

          (ii) SEVEN HUNDRED FIFTY-SIX THOUSAND TWO HUNDRED TWENTY-ONE AND
               50/100 ($756,221.50) DOLLARS per annum during the period
               commencing on the third (3rd) anniversary of the Commencement
               Date and ending on the day immediately preceding the seventh
               (7th) anniversary of the Commencement Date; and,

          (iii) SEVEN HUNDRED NINETY-ONE THOUSAND NINE HUNDRED FORTY-EIGHT AND
               50/100 ($791,948.50) DOLLARS per annum during the period
               commencing on the seventh (7th) anniversary of the Commencement
               Date and ending on the Expiration Date;

          Tenant agrees to pay the fixed annual rent in lawful money of the
United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever except as otherwise expressly provided herein. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a month, then the fixed annual rent for such month shall be prorated on a per diem basis. The first month's installment of fixed annual rent due under this Lease shall be paid by Tenant upon the execution of this Lease.

     1.02. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, at Landlord's election by either (i) wire transfer in accordance with Landlord's instructions or (ii) good and sufficient check
(subject to collection) drawn on Harris Bank or a New York City bank which is a member of the New York Clearing House Association or a successor thereto. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent), and shall be payable on demand, unless other payment dates are hereinafter provided.

     1.03. If Tenant shall fail to pay on or before the fifth (5th) day following the date due any installment of fixed annual rent or any payment of additional rent, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent.

     1.04. Notwithstanding anything contained in Section 1.01 of this Lease to the contrary, and provided that Tenant is not in default under any of the terms, covenants or provisions of this Lease beyond the expiration of any applicable notice or cure period, the monthly installments of fixed annual rent payable by
Tenant hereunder shall be abated during the period commencing on the
Commencement Date and ending on the date that is seven (7) months and seven (7)
days thereafter (the day following the end of such period is hereinafter called the "Rent Commencement Date").

                                    ARTICLE 2

                       PREPARATION OF THE DEMISED PREMISES

     2.01. Tenant acknowledges that Tenant has inspected the demised premises, is fully familiar with the condition thereof and accepts the demised premises absolutely "as is". Landlord is to perform no work in readying the demised premises for Tenant's occupancy.

     2.02. Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the demised premises set forth below in such manner so that the demised premises will be tasteful and dignified executive and general offices and a trading floor.

                                        2

     2.03. Tenant, at Tenant's expense, has prepared a final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are hereinafter called the "final plan") for the construction and finishing of the demised premises. Tenant's plans have been approved by
Landlord.

     2.04. In accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the demised premises (hereinafter sometimes called the "Work Area") the work and installations (hereinafter called "Tenant's Work")
specified in the final plan. Tenant agrees that Tenant's Work will be performed with the least possible disturbance to the occupants of other parts of the
Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense leave all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in good and workmanlike operating condition. Tenant, in performing Tenant's Work will, at its own cost and expense, promptly comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with reference to
Tenant's Work. Tenant shall not do or fail to do any act which shall or may render the Building of which the demised premises are a part, liable to any mechanic's lien or other lien and if any such lien or liens be filed against the
Building of which the demised premises are a part, or against Tenant's Work, or any part thereof, Tenant will, at Tenant's own cost and expense, promptly remove the same of record by bonding or otherwise within thirty (30) days after notice to Tenant of the filing of such lien or liens; or in default thereof, Landlord may cause any such lien or liens to be removed of record by payment of bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all costs and expenses incidental to the removal of any such lien or liens incurred by Landlord. Tenant shall indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges or payments of any kind whatsoever that may be incurred or become chargeable against Landlord or the Building of which the demised premises are a part, or Tenant's Work or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the demised premises in connection with Tenant's Work. Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant's
Work or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with Tenant's Work. At any and all times during the progress of Tenant's Work, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the demised premises. Tenant shall advise
Landlord in writing of Tenant's general contractor and subcontractors who are to do Tenant's Work, and such general contractor and subcontractors shall be chosen by Tenant from the Approved Contractors List annexed hereto as Schedule C. All such contractors shall, to the extent permitted by law, use employees for
Tenant's Work who will work harmoniously with other employees on the job. Tenant has requested and Landlord has approved the inclusion in Schedule C of John
Gallia & Son, Inc. as a general contractor. If hereafter Tenant shall request
Landlord's approval to the replacement of such contractor with the firm of J.T.
Magen, Landlord shall not unreasonably withhold it approval of such substitution and shall promptly respond to any request therefor

                                        3

which is accompanied by the following: a curriculum vitae for J.T. Magen; a comprehensive list of references and an affidavit to the effect that neither such contractor nor any of its principals has been charged with or convicted of engaging in criminal or illegal acts.

     2.05. Tenant shall at Tenant's sole cost and expense file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant's Work being performed by it pursuant to this Article 2.

     2.06. The following conditions shall also apply to Tenant's Work:

               (1) all Tenant's Work shall be of material, manufacture, design, capacity and color at least equal to Building Standard;

               (2) Tenant, at Tenant's expense shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary permits, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Tenant shall obtain Landlord's approval of the drawings referred to in (i) and (ii) hereof, which approval shall not be unreasonably withheld or delayed;

               (3) all of Tenant's Work shall be performed by Tenant in
accordance with all of the rules and regulations adopted by the Building for the performance of alterations (a copy of which will be furnished to Tenant upon
Tenant's request therefor);

               (4) Tenant shall use only an engineer reasonably approved by
Landlord with respect to the preparation of Tenant's engineering drawings for
Tenant's Work;

               (5) All of the provisions of Article 6 hereof shall apply to
Tenant's performance of Tenant's Work.

               (6) Tenant's Work shall be substantially completed by no later than nine (9) months after the later of (i) the Commencement Date or (ii)
provided that Tenant has timely submitted its final plan for Landlord's approval in accordance with Section 2.04 hereof, the date Landlord approves the final plan.

     2.07. Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the demised premises for Tenant's occupancy and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any actual, out of pocket expense in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such expense as additional rent hereunder. To the extent that any such expenses, other than the cost of plan review, are substantial and unusual, Landlord shall advise Tenant thereof (orally or in writing) in advance of incurring the same.

     2.08. It is understood that of the services to be furnished by Landlord referred to in Article 19 hereof, Landlord shall not furnish any cleaning services to the demised premises until Tenant commences occupancy of the demised premises for the conduct of its business.

                                        4

Tenant shall be responsible for removal of Tenant's refuse and rubbish during the period that Tenant's Work is in progress in the demised premises.

     2.09. Landlord shall allow Tenant a credit in the amount of up to
$476,360.00 (hereinafter called the "Work Credit"), which credit shall be solely applied against the cost and expense of the actual construction performed by
Tenant in connection with Tenant's Work in the demised premises. In the event that the cost and expense of Tenant's Work shall exceed $476,360.00, Tenant shall be entirely responsible for such excess. In the event that Tenant does not use all or any part of the Work Credit, the Work Credit shall be reduced accordingly.

     2.10. Provided that Tenant is not in default beyond notice and the expiration of any applicable grace period under any of the terms and conditions of this Lease, the Work Credit shall be payable by Landlord to Tenant upon written requisition, in installments as Tenant's Work progresses, but in no event more frequently than monthly. Prior to the payment of any such installment, Tenant shall deliver to Landlord such written requisition for disbursement which shall be accompanied by (i) a copy of Tenant's contracts and bona fide invoices for the Tenant's Work referenced in such request for which
Tenant is seeking reimbursement, (ii) a certificate signed by Tenant's architect or an officer of Tenant certifying that the Tenant's Work represented by the aforesaid invoices has been satisfactorily completed substantially in accordance with the final plan, (iii) partial lien waivers by contractors, subcontractors and all materialmen for all such work and (iv) copies of all cancelled checks delivered to contractors or subcontractors for the Tenant's Work for which
Landlord reimbursed Tenant hereunder during the month previous to the month in which such reimbursement is then being requested (or as an alternative to the foregoing as to the then current request copies of uncancelled checks together with a letter from Tenant's bank listing the checks payable to contractors or subcontractors which have cleared and for which reimbursement is being sought)
and requisitions and partial waivers of lien from all contractors, subcontractors and materialmen for whose work or materials the same represented payment. Landlord shall be permitted to retain from each disbursement an amount equal to ten (10%) percent of the amount requested to be disbursed by Tenant.
The aggregate amount of the retainages shall be paid by Landlord to Tenant upon completion of Tenant's Work and upon receipt of (i) a certificate signed by
Tenant's architect and an officer of Tenant certifying that Tenant's Work has been completed substantially in accordance with the final plan, (ii) all sign-offs, inspection certificates and any permits required to be issued by any governmental entities (including, without limitation, the Buildings Department)
having jurisdiction thereover, and (iii) a general release from all contractors and subcontractors performing Tenant's Work releasing Landlord and Tenant from all liability for any Tenant's Work. Within thirty (30) business days after final completion of Tenant's Work, Tenant shall submit to Landlord a general release or final lien waivers from all contractors and subcontractors performing
Tenant's Work releasing Landlord and Tenant from all liability for any Tenant's
Work. To the extent that the Work Cost at any time exceeds the Work Credit or the portion thereof available for its completion, Landlord shall apply the Work
Credit toward each installment (subject to ten (10%) percent retainage as aforesaid) in the same proportion that the Work Credit bears to the Work Cost.
Subsequent installments of the Work Credit shall be adjusted so that the proportion is maintained on an ongoing basis as to the total Work Cost. Tenant shall, in accordance with Landlord's request, furnish Landlord with copies of paid

                                        5

invoices and cancelled checks and such other documentation as Landlord may reasonably request to demonstrate payment by Tenant of its proportion of any installment

     2.11. Landlord shall have the right to withhold payment of any portion of the Work Credit representing the reasonably estimated cost of completing any portion of the work which has not been completed as described in a particular written requisition or correcting any such work which shall not have been performed in a good and workmanlike manner.

     2.12. Subject to Landlord's approval as provided in this Article 2, Tenant shall have the right to install a double glass door at the entrance to the demised premises.

                                   ARTICLE 3

                               ADJUSTMENTS OF RENT

     3.01. For the purposes of this Lease:

          A. The term "Tenant's Tax Share" shall be deemed to mean 3.26%.

          B. "Landlord's Statement" shall mean an instrument with reasonable detail containing a computation of additional rent due pursuant to the provisions of this Article 3 furnished by Landlord to Tenant.

          C. The term "Real Property" shall mean the Building and the parcel of land upon which it is constructed (hereinafter called the "Land") and all easements, air rights, development rights and other appurtenances thereto.

          D. The term "Taxes" shall mean (i) all real estate taxes and assessments (special or otherwise), municipal, district and subdistrict taxes and impositions and any other governmental levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, whether or not the same constitutes one or more tax lots, and (ii) any reasonable expenses (including consultants' and attorneys'
fees and disbursements and experts' and other witness' fees) incurred by or on behalf of Landlord in evaluating, protesting or contesting any of the foregoing or the assessed valuation of all or any part of the Real Property. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes and assessments now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, capital levy or otherwise, or (b)
a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property or the value thereof and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) a net income, franchise, "value added", or other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees, or the part thereof so measured or based, shall be deemed to be Taxes; provided that any

                                        6

tax, assessment, levy, imposition or charge imposed on income from the Real
Property shall be calculated as if the Real Property were the only asset of
Landlord.

          E. The term "Tax Year" shall mean the twelve (12) month period commencing July 1 of each year, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York.

          F. The term "Base Tax" shall be deemed to mean the amount determined by multiplying (i) the amount for which the Building and Land are assessed by
The City of New York for the purposes of establishing Taxes to be paid by
Landlord for the Tax Year commencing July 1, 2003, as finally determined, by
(ii) the real property tax rate applicable to the Real Property with respect to the Tax Year commencing July 1, 2003.

          G. The term "Tenant's Projected Share of Taxes" shall mean Tenant's
Tax Payment (hereinafter defined), if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent, on the first day of each month, provided, however, that for the first Tax Year Landlord shall be entitled to receive a Tax Payment, Tenant's
Projected Share of Taxes shall be as reasonably determined by Landlord.

     3.02. A. Tenant shall pay as additional rent for each Tax Year, all or any portion of which shall be within the term of this Lease, a sum ("Tenant's Tax
Payment") equal to Tenant's Tax Share of the amount by which the Taxes payable for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable by Tenant in full within ten (10) days after receipt of a demand therefor from Landlord, based upon the most recent Landlord's
Statement. If there shall be any increase of decrease in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised
Landlord's Statement for such Tax Year. If a Landlord's Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such
Landlord's Statement is rendered, Tenant shall, within fifteen (15) days after receipt of such statement, pay to Landlord the amount of any underpayment of
Tenant's Tax Payment with respect to such Tax Year or in the event of any overpayment, Landlord shall either pay to Tenant, or, at Landlord's election, credit against subsequent payments under this Lease, the amount of Tenant's overpayment. Whenever so requested, but not more often than once a year,
Landlord will furnish Tenant with a reproduced copy of the bill for Taxes for the current or next preceding Tax Year.

          B. Commencing with the first Tax Year Landlord shall be entitled to receive a Tenant's Tax Payment, Tenant shall pay to Landlord as additional rent for the then Tax Year (on account for the subsequent Tax Year), Tenant's
Projected Share of Taxes. Upon each date that a Tenant's Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of this Section 3.02., Landlord shall apply the aggregate of the installments of
Tenant's Projected Share of Taxes then on account with Landlord against the
Tenant's Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tenant's Tax
Payment or installment, Landlord shall so notify Tenant and the amount of
Tenant's payment obligation with respect to such Tenant's Tax Payment or installment shall be equal to the amount of the insufficiency. If, however, such

                                        7

aggregate amount shall be greater than the Tenant's Tax Payment or installment,
Landlord shall promptly either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the next payment(s) of fixed annual rent or other sums due to
Landlord hereunder.

          C. If the real estate tax fiscal year of The City of New York shall be changed at any time after the date hereof, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.02. If the imposition or allocation of Taxes for any Tax Year is delayed for any reason, Tenant shall nevertheless continue to pay Tenant's Tax Payment then in effect subject to retroactive adjustment at such time as Taxes are imposed or allocated.

          D. Only Landlord shall have the right to institute tax reduction or other proceedings to reduce the Taxes or the assessed valuation of the Real
Property. If Landlord shall receive a refund of Taxes for any Tax Year in respect of which Tenant has made a Tenant's Tax Payment, Landlord shall either repay to Tenant or, at Landlord's election, credit against subsequent payments due under this Lease, Tenant's Tax Share of the refund after deducting from such refund the reasonable costs and expenses (including experts' and attorneys'
fees) of obtaining such refund (except to the extent such costs and expenses have already been included in the computation of Taxes), but in no event to exceed Tenant's Tax Payment paid for the Tax Year in respect of which the refund is received. Nothing herein shall obligate Landlord to file any application or institute any such proceeding. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Real Property or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If the assessment for the Base Tax Year shall be reduced from the amount originally imposed after Landlord shall have rendered a Landlord's Statement to Tenant with respect to any Tax Year(s), the amount of the Tenant's Tax Payments shall be adjusted in accordance with such change and Tenant, on Landlord's demand, shall pay any increase in additional rent resulting from such adjustment.

     3.03. For purposes of this Lease:

          A. The term "Escalation Year" shall mean each calendar year which shall include any part of the term of this Lease.

          B. The term "Base Operating Factor" shall mean the "Operating
Expenses" (defined hereinafter) for the 2002 calendar year.

          C. The term "Tenant's Proportionate Share" shall be deemed to mean
3.38%.

          D. The term "Amortized Expenses" shall mean the annual amortization
(on a straight-line basis over a depreciable life in accordance with generally accepted accounting principles consistently applied, with interest calculated at the Interest Rate at the time of Landlord's having made such expenditure) of expenditures incurred by Landlord

                                        8

after the calendar year utilized for the calculation of the Base Operating
Factor for any equipment, device or capital improvement which is required to comply with Legal Requirements (provided amortized expenses shall not include costs incurred to comply with Legal Requirements in effect on the date of this
Lease and as to which on the date hereof Landlord is in violation) or insurance requirements or which is designed as a labor-saving measure or designed and reasonably anticipated to effect other economies or efficiencies in the operation or maintenance of the Real Property or the Building equipment.

          E. The term "Operating Expenses" shall include without being limited thereto Amortized Expenses and all other costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, management, heating, ventilating and air conditioning of the Building, including the Building condenser water system
(the "Base Building System"), security and maintenance of the Real Property,
Building equipment, sidewalks, curbs, plazas and other areas adjacent to the
Building, sewer and water rents, rates and charges, and with respect to the services provided tenants, reasonable annual management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof not in excess of the then prevailing rates for management fees payable in the Borough of Manhattan, City of New York, for first class office buildings (which, in either case, shall hereinafter be referred to as the "Management Fee") and insurance against loss or liability with respect to the Real Property or the revenues thereof;
provided, however, that Operating Expenses shall exclude or have deducted from them, as the case may be:

                    1. executives' salaries solely to the extent that such
salaries, when added to the Management Fee, exceed the then prevailing rates for management fees payable in the Borough of Manhattan, City of New York, for first class office buildings;

                    2. expenditures for capital improvements or capital
equipment, other than those included in Amortized Expenses;

                    3. amounts received by Landlord through insurance proceeds, condemnation awards, warranties and service contracts, or otherwise, to the extent they are compensation for sums previously included in Operating Expenses hereunder;

                    4. amounts paid to an affiliate of Landlord which are in
excess of the amounts which would have been paid in the absence of such relationship;

                    5. depreciation, except as the same may be included in
Amortized Expenses;

                    6. brokerage commissions paid for leasing of space in the
Building;

                    7. Taxes (as said term is defined in Section 3.01.D);

                    8. advertising and promotional expenditures incurred in
connection with leasing space in the Building;

                                        9

                    9. costs incurred in performing work or furnishing services for any tenant (including Tenant), at such tenant's expense, or if at Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense pursuant to the terms of this Lease or is otherwise furnishing to Tenant;

                    10. refinancing costs, rents payable under any superior
lease, mortgage interest and mortgage amortization payments; and

                    11. Air Conditioning Costs (hereinafter defined).

                    12. the cost of any work done for any tenants or any funds or money given to tenants in cash or otherwise in connection with the leasing of space in the Building;

                    13. the cost of any judgment, settlement or arbitration
award resulting from any liability of Landlord which is the result of Landlord's negligence or willful misconduct and all expenses incurred in connection therewith;

                    14. the cost of any work of fine art;

                    15. costs associated with the operation of the business
entity which constitutes Landlord (e.g., preparation of partnership tax returns)
as distinguished from the costs of operation of the Building such as the cost of preparing Landlord's Statements;

                    16. the cost of utilities supplied directly to tenants of
the Building at such tenant's expense other than pursuant to escalation provisions in such tenant's lease;

                    17. the cost of any items to the extent Landlord is actually specifically reimbursed by any tenant therefor (other than pursuant to escalation provisions in such tenant's lease);

                    18. any cost representing an amount paid to an affiliate of
Landlord but only to the extent of the excess of the amount which would reasonably have been paid in the absence of such relationship;

                    19. bad debt loss, rent loss or reserve for the same;

                    20. the cost of repairs to Building equipment to the extent
Landlord is reimbursed for such costs pursuant to a warranty or guaranty;

                    21. costs incurred in connection with the making of leases, the resolution of disputes with tenants (except to the extent that such dispute relates to the operation, maintenance or repair of the Building) or damages resulting from the breach of any leases by tenants;

                                       10

                    22. the costs of correcting any latent or other defects in construction of the Building; and

                    23. the cost of remediating any existing condition relating to hazardous materials which constitutes a violation of Legal Requirements existing as of the date hereof.

                    24. costs incurred by Landlord for repairs, replacements or other work occasioned by fire, windstorm, other casualty typically covered by usual property insurance (except for any reasonable or customary deductible under such policy, which deductible shall be includable as an Operating
Expense).

                    25. costs for services provided to space occupied by retail tenants on the ground floor of the Building.

          F. If during all or part of any Escalation Year (including the year in which the Base Operating Factor is calculated), Landlord shall not furnish any particular item(s) of work or service (the cost of which would otherwise constitute an Operating Expense) to portions of the Building due to the fact that such portions are not occupied or leased or because the occupant is itself furnishing such service or utility or for any other reason, then, for the purposes of computing Operating Expenses, the amount of such item for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or service to such portion of the Building or to such tenant.

     3.04. A. Tenant shall pay as additional rent for each Escalation Year an amount ("Tenant's Operating Payment") equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceeds the Base
Operating Factor.

          B. Landlord shall furnish to Tenant, with respect to each Escalation
Year, a reasonably detailed written statement setting forth Landlord's reasonable estimate of Tenant's Operating Payment for such Escalation Year.
Tenant shall pay to Landlord on the first day of each month during such
Escalation Year an amount equal to one-twelfth of such Landlord's estimate of
Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to
Landlord under this Section 3.04. in respect of the last month of the preceding
Escalation Year; (ii) Tenant shall, within fifteen (15) days after receipt by
Tenant of such estimate, pay to Landlord the amount of any underpayment of
Tenant's Operating Payment with respect to the then current Escalation Year calculated to the end of the month in which such estimate is furnished, or, in the event of an overpayment, Landlord shall either pay to Tenant, or, at
Landlord's election, credit the amount against subsequent payments under this
Lease, the amount of Tenant's overpayment; and (iii) Tenant shall pay to
Landlord an amount equal to one-twelfth of Tenant's Operating Payment shown on such estimate on the first day of the month following the month in which such estimate is

                                       11

furnished to Tenant, and monthly thereafter throughout the remainder of such
Escalation Year unless and until Landlord shall furnish to Tenant a revised statement of Landlord's reasonable estimate of Tenant's Operating Payment for such Escalation Year, which Landlord may do at any time or from time to time and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding clause 3.04.B(ii).

          C. After the end of each Escalation Year Landlord shall furnish to
Tenant a Landlord's Statement for such Escalation Year. Each such year end
Landlord's Statement shall be accompanied by a computation of Operating Expenses for the Building from which Landlord shall make the computation of Operating
Expenses hereunder. In making its computation of Operating Expenses, Landlord may rely on estimates and allocations when necessary. If the Landlord's
Statement shall show that the sums paid by Tenant under Section 3.04.B exceeded
Tenant's Operating Payment paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or, at Landlord's election, credit the amount of such excess against subsequent payments under this Lease; and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within fifteen (15) days after receipt by Tenant of such year end
Landlord's Statement.

     3.05. For purposes of this Lease, "Air Conditioning Costs" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord with respect to the maintenance, operation, repair and replacement of the air conditioning and ventilating system and equipment (including all air conditioning equipment servicing the floor(s) all or part of which comprise the demised premises, hereinafter referred to as "the Floor Unit(s)") servicing all leasable areas of the Building (the "A/C Units") except with respect to costs and expenses caused by the gross negligence or willful misconduct of Landlord or any tenant, but including, without limitation, wages of employees of Landlord or employees whose wages are chargeable to Landlord engaged in the maintenance, operation, repair and replacement of all such air conditioning. Air Conditioning
Costs shall not include costs incurred in the maintenance, operation, repair and replacement of the Base Building System.

     3.06. A. Tenant shall pay, to Landlord, as additional rent for each
Escalation Year an amount ("Tenant's A/C Payment") equal to the product of (i)
the Air Conditioning Costs for such Escalation Year, multiplied by (ii) a fraction, the numerator of which is the number of hours Tenant uses a Floor
Unit, and the denominator of which is the total number of hours that the A/C
Units are used by all tenants and occupants of the Building (excluding tenants and occupants of the retail space in the Building).

          B. Landlord shall furnish to Tenant, with respect to each Escalation
Year, a written statement setting forth Landlord's reasonable estimate of
Tenant's A/C Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth of Landlord's estimate of Tenant's A/C Payment for such Escalation
Year. If, however, Landlord shall furnish any such estimate for an Escalation
Year subsequent to the commencement thereof, then (i) until the first day of the

                                       12

month following the month in which such estimates are furnished to Tenant,
Tenant shall pay to Landlord on the first day of each month the amounts equal to the monthly sum payable by Tenant to Landlord under this Section 3.06. in respect of the last month of the preceding Escalation Year; (ii) Tenant shall, within fifteen (15) days after receipt by Tenant of such estimates, pay to
Landlord the amount of any underpayment of Tenant's A/C Payment with respect to the then current Escalation Year calculated to the end of the month in which such estimate is famished, or, in the event of an overpayment, Landlord shall either pay to Tenant, or, at Landlord's election, credit against subsequent
Tenant's A/C Payments due under this Section 3.06., the amount of Tenant's overpayment; and (iii) Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's A/C Payment shown on such estimate on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, unless and until Landlord shall furnish to Tenant a revised statement of Landlord's reasonable estimate of Tenant's A/C Payment for such Escalation Year, which
Landlord may do at any time or from time to time and in such case, Tenant's A/C
Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding clause 3.06.B(ii).

          C. Each year end Landlord's Statement shall be accompanied by a computation of Air Conditioning Costs from which Landlord shall make the computation of Tenant's A/C Payment hereunder. In making such computation the managing agent or certified public accountant may rely on Landlord's estimates and allocations when necessary. If the Landlord's Statement shall show that the sums paid by Tenant under this Section 3.06. exceeded the payments required to be paid by Tenant pursuant to said Section for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or, at Landlord's election, credit the amount of such excess against subsequent payments under this Lease; and if the, Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than the Tenant's A/C Payment for such
Escalation Year, Tenant shall pay the amount of such deficiency within fifteen
(15) days after receipt by Tenant of such year end Landlord's Statement.

     3.07. In the event of a termination of this Lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall fixed rent ever be reduced by operation of Section 3.02., Section 3.04. or Section 3.06. The rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this Lease.

     3.08. Landlord's failure during the Lease term to prepare and deliver any of the foregoing statements or bills, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the tern of this Lease. Tenant's and Landlord's liability for the amounts due under this Article shall survive the expiration of the term.

     3.09. A. Landlord's failure to render Landlord's Statements with respect to any Tax Year or Escalation Year shall not prejudice Landlord's right to thereafter render a

                                       13

Landlord's Statement with respect thereto or with respect to any subsequent Tax
Year or Escalation Year, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for that Tax Year or Escalation Year, as the case may be. Nothing herein contained shall restrict Landlord from issuing a Landlord's Statement at any time there is an increase in Taxes, Operating Expenses or Air Conditioning Costs
during any Tax Year or Escalation Year or any time thereafter.

          B. Each Landlord's Statement shall be conclusive and binding upon
Tenant, and each of Landlord's estimates given pursuant to Section 3.01.G,
Section 3.04.B and 3.06.B shall be conclusively deemed to be a reasonable estimate, unless (i) within ninety (90) days after receipt of such Landlord's
Statement or estimate, as the case may be, Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement or the reasonableness of such estimate, specifying the particular respects in which such Landlord's Statement is claimed to be incorrect or such estimate is claimed to be unreasonable, and
(ii) if such dispute shall not be resolved within one hundred twenty (120) days after the giving of such Landlord's Statement or estimate, as the case may be, then Landlord may refer the matter or matters in dispute to a firm of independent reputable certified public accountants approved by Tenant (which approval shall not be unreasonably withheld) and the decision of such accountants shall be conclusive and binding upon the parties. If the parties are unable to agree upon accountants to determine the matter in dispute, such accountants shall be appointed upon the application of either party by the
American Arbitration Association, New York, New York. The accountants selected by the American Arbitration Association shall be chosen from among the twenty-five largest accounting firms in New York City and shall not then otherwise be retained by either Landlord or Tenant. The fees and expenses of said accountants in determining such matter or matters shall be home by the unsuccessful party (and if both parties are partially unsuccessful, the accountant shall apportion the fees and disbursements between the parties based upon the degree of success of each party). Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the applicable
Landlord's Statement without prejudice to Tenant's position. If such dispute is ultimately determined in Tenant's favor, Landlord shall promptly after such determination pay or credit to Tenant any amount so overpaid by Tenant.

          C. Tenant, upon no less than ten (10) days prior notice, may elect to have Tenant's regular outside auditors (certified public accountants) or other reputable firm of independent, certified public accountants examine, at
Landlord's offices or such other offices as Landlord shall designate in New York
City, such of Landlord's books and records (collectively, the "Records") that are directly relevant to the Landlord's Statement in question, provided any such examination shall be commenced within ninety (90) days after Tenant's receipt of
Landlord's Statement and concluded within sixty (60) days after the commencement of such examination and further provided that Tenant shall have reasonable access to the Records during such period. In making such examination, Tenant agrees, and shall cause its designated representative to agree in form reasonably satisfactory to Landlord to keep confidential any and all information contained in the Records unless such representative is required to disclose such information under applicable law, pursuant to the order of a court of competent jurisdiction, or in connection with any legal action or proceeding. Tenant agrees that the persons making such examination shall not be compensated on a percentage or contingent basis.

                                       14

     3.10. If a Tax Year or Escalation Year begins prior to the Commencement
Date or ends after the Expiration Date or sooner termination of this Lease
(other than pursuant to Article 14), Tenant's Tax Payment, Tenant's A/C Payment
and Tenant's Operating Payment with respect thereto shall be prorated in accordance with the number of days any such Tax Year or Escalation Year occurring during the term hereof.

                                    ARTICLE 4

                                   ELECTRICITY

     4.01. A. Tenant shall make all arrangements with the public utility company
(the "Utility") for obtaining electricity directly from the Utility. Landlord will permit its electric feeders, risers and wiring serving the demised premises to be used by Tenant to the extent available and safely capable of being used for such purpose. Tenant shall be responsible to the Utility for the payment of all charges for electricity consumed by Tenant in the demised premises and all electric current used in the operation of the heating, ventilation and air-conditioning servicing the demised premises (including the Floor Unit, any supplemental air conditioning, fans and motors) shall be the obligation of
Tenant.

          B. In the event the connected load in the demised premises shall at any time or from time to time during the term hereof exceed, or if Tenant shall desire connected load in excess of the connected load then allocated to the demised premises, then Tenant shall pay to Landlord, as additional rent, the then Building standard excess capacity charge (the "Excess Capacity Charge") for each occurrence of such excess capacity (over and above the wattage of any previous excess capacity for which Tenant has paid an Excess Capacity Charge).

          C. Landlord shall be obligated to pay no part of any costs required for Tenant's direct electric service. Interruption or curtailment of such direct service shall not constitute a constructive or partial eviction nor entitle
Tenant to any compensation or abatement of rent. Landlord shall not in anywise be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur for such interruption or curtailment or if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

     4.02. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the
Building or the risers or wiring in the Building. Landlord, at Landlord's option, shall furnish, install and replace, as required, all Building Standard lighting tubes, lamps, bulbs and ballasts required in the demised premises at
Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this Lease.

     4.03. In no event shall Tenant use or install any fixtures, equipment or machines, the connected load use of which would exceed the electricity service allocated to the demised premises. All meters, panel boards, wiring and other equipment which may be required to obtain electricity from the Utility shall be maintained by Tenant at its expense. Subject to the

                                       15

provisions of Article 6 hereof, Tenant shall make no alterations to the electrical equipment without the prior written consent of Landlord.

     4.04. Subject to the provisions of this Article 4, Landlord shall make available to the electrical closets serving the demised premises six (6) watts per usable square foot of electrical capacity for Tenant's lighting and connected load within the demised premises, excluding electricity required for the operation of the Floor Unit.

                                    ARTICLE 5

                                       USE

     5.01. The demised premises shall be used solely as and for executive and general offices and, as a use incidental thereto, a financial instruments trading floor (but not retail sales) and for no other purpose.

     5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the demised premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the
Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

     5.03. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the demised premises or the Building. "Hazardous
Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the
Comprehensive Environmental Response Compensation and Liability Act of 1980, as
amended, the Hazardous Materials Transportation Act, as amended, the Resource
Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Section, Landlord may, without notice and without regard to any

                                       16

grace period contained herein, take all remedial action reasonably deemed necessary by Landlord to correct such condition and Tenant shall reimburse
Landlord for the cost thereof, within ten (10) days after demand therefor, as additional rent. The provisions of this Section shall not prohibit Tenant from maintaining customary and normal office equipment and supplies used in its business to the extent the same are of a nature and in amounts which are incidental and customarily present at first class office buildings in Manhattan and provided such items are permitted and safeguarded as required by law and insurance bodies. Landlord represents that to its knowledge there are no
Hazardous Materials within the demised premises.

     5.04. It is expressly understood that no portion of the demised premises shall be used as, or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing) dealing with the general public on an off-the-street basis, or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, clinic, hospital or other medical facility, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, an advertising agency, a firm whose principal business is either (x) real estate brokerage, or (y) renting office or desk space or (z)
the design, manufacture or sale of jewelry or precious or semi-precious stones or other jewelry related materials.

                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

     6.01. Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as
Landlord may from time to time reasonably designate. Tenant shall also provide at Landlord's request, with respect to proposed alterations costing in the aggregate in excess of $100,000 (other than Tenant's Work), such financial security as Landlord shall require to guarantee completion of Tenant's work and payment of all contractors and suppliers utilized in connection therewith.
Landlord's consent shall not be unreasonably withheld or delayed with respect to any alterations or improvements which (i) are non-structural, (ii) do not adversely affect the mechanical, electrical, heating, plumbing or other systems of the Building and (iii) do not affect any part of the Building outside the demised premises or the exterior of the Building or Perimeter Offices, as hereinafter defined. Notwithstanding the foregoing but subject to Section 6.08 hereof, prior Landlord approval shall not be required, but all of the other provisions of this Article 6 shall apply to the performance of purely cosmetic or decorative work such as painting or carpeting.

          Any Tenant's work in the demised premises shall be prosecuted to completion and effected solely in accordance with plans and specifications first approved in writing by

                                       17

Landlord. Tenant shall reimburse Landlord promptly upon demand for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Provided
Tenant makes specific reference to the following requirement in its request for approval of Tenant's plans and specifications, Landlord shall grant or deny its approval to such plans or specifications within ten (10) business days of the delivery to Landlord of such plans, specifications and such other materials
Landlord shall reasonably request in order to evaluate said plans and specifications. The foregoing ten (10) business day period, however, shall be extended to twenty (20) business days if, in Landlord's reasonable judgment, it is necessary to have third party architects, engineers or consultants review such plans. Landlord shall not be deemed unreasonable in withholding its consent to the extent such plans and specifications involve the performance of work or the installation in the demised premises of materials or equipment which do not equal or exceed Building Standard.

          Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

                    1. All work shall be done in a good and workmanlike manner.

                    2. (a) In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor and all such contractors and subcontractors shall be subject to Landlord's prior approval.

                         (b) Tenant covenants and agrees to pay to contractor,
as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications.

                    3. All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises and in accordance with
Landlord's Rules and Regulations with respect to alterations.

                    4. All work to be performed by Tenant shall be done in a
manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

                    5. During the progress of the work to be done by Tenant,
said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

                                       18

                    6. With respect to alteration or improvement work (excluding
Tenant's Work) costing more than $50,000, Tenant agrees to pay to Landlord or its managing agent, as additional rent, promptly upon being billed therefor, a sum equal to seven (7%) percent of the cost of such work or alteration, for
Landlord's indirect costs, field supervision and coordination in connection with such work. The foregoing charge shall not be applied to the cost of Tenant's
Work.

                    7. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of insurance against such risks and with such limits as Landlord may reasonably require.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

     6.02. Any mechanic's lien, filed against the demised premises or the
Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after such filing, by payment, filing of the bond required by law or otherwise.

     6.03. All alterations, installations, additions and improvements made and installed by Landlord, if any, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

     6.04. At or before the Expiration Date or the date of any earlier termination of this Lease, or as promptly as practicable after such earlier termination date, Tenant at its expense, shall remove from the demised premises and/or the Building (a) all of the property which it is required to remove pursuant to Section 6.05 hereof (except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord), (b) any changes in or to the demised premises which are of a non-Building Standard nature such as stairways, vaults, raised floors, private bathrooms and other installations which are unusually difficult or costly to remove (as compared to Building Standard installations) unless, as to the changes described in this clause (b), Landlord by notice to Tenant given no later than sixty (60) days prior to the Expiration Date or within ten (10) days after the date of termination with respect to any earlier termination of this
Lease, waives such requirement or instructs Tenant to the contrary. Landlord shall at Tenant's request advise Tenant whether any proposed alterations are of a type which, in accordance with the foregoing, Landlord could require Tenant to remove, including such non-building standard type work but no such advice shall constitute Landlord's election to require the same to be removed or a waiver of
Landlord's right thereafter to require removal. Notwithstanding anything to the contrary contained herein, any and all air handling equipment in or serving the demised premises shall not be removed by Tenant but shall remain and be surrendered with the demised premises in good working order. Tenant's obligations herein shall survive the termination of this Lease.

                                       19

     6.05. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, drinking fountains, refrigeration and air-handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. Unless Landlord, within thirty (30) days after the service of such notice, gives a notice to
Tenant permitting Tenant to leave such property in the demised premises, Tenant shall at its expense remove the same. As to such property which Landlord permits
Tenant to leave, the same shall be, if left by Tenant, deemed abandoned by
Tenant and thereupon the same shall become the property of Landlord.

     6.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section
6.06 called the "property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

     6.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $100,000 and of the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the
Building, or in connection with any proceeding instituted pursuant to Article 14 hereof or for any other reason or purpose.

     6.08. For purposes of this Lease, the term "Perimeter Offices" shall mean those offices, rooms and other areas of the demised premises which are both within ten (10) feet of a Building window and are readily visible from the exterior of the Building. Notwithstanding anything contained herein to the contrary, Tenant shall make no changes of any kind or nature involving installation or modification of window treatments, ceilings or lighting, in or to any Perimeter Offices, without Landlord's prior written consent in each instance, which consent may be arbitrarily withheld.

                                    ARTICLE 7

                                     REPAIRS

     7.01. Tenant shall take good care of the demised premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve the same in good working order and condition. With respect to the Building

                                       20

systems serving the demised premises Tenant shall be responsible for (i) repair and maintenance of Tenant's internal air-distribution system to the point at which the same connects to the Floor Unit (if the demised premises comprise all the space on a floor) or to the main distribution duct for the demised premises
(if the demised premises comprise a portion of a floor), (ii) repair and maintenance of the internal electrical system to the panel box serving the demised premises, and (iii) repair and maintenance of all plumbing fixtures and lines in and serving the demised premises to the point at which the same join the main vertical risers of the Building. All such repairs and maintenance with respect to such Building system shall be performed in a Building Standard manner by Landlord or by a contractor selected and approved by Landlord, whose costs shall be consistent with the cost for the performance or such work in first-class buildings in Midtown Manhattan, and the cost shall be payable by
Tenant as additional rent within ten (10) days after rendition by Landlord of any bill(s) pertaining thereto. Except as otherwise provided in Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of
Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor.

          The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

     7.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. If Tenant shall desire a floor load in excess of that which the affected floors are designed to carry Landlord agrees
(provided Landlord's engineers, in their sole discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building, and further provided that such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the
Building), to strengthen and reinforce the same so as to give the live load desired, provided Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question, and provided further, that Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement. Installations as to which any floor has been strengthened or reinforced shall not be relocated without Landlord's prior approval.

     7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or

                                       21

prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the
Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold.

     7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof.

     7.05. Landlord shall, throughout the term, be responsible at Landlord's cost and expense (provided that such costs may, to the extent permitted under
Article 3 hereof, be included as Operating Expenses or Air-Conditioning Costs)
for repairs to the structural elements of the Building, the common areas of the
Building to the extent required or utilized by Tenant in connection with its occupancy of the demised premises or to gain access thereto, and those portions of the Building systems for which Tenant is not responsible pursuant to Section
7.01 hereof, so as to keep the same in good working condition, except for such repairs the need for which is attributable to the acts or omissions of Tenant, its agents, employees, contractors or invitees.

     7.06. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy of the demised premises in making any repairs pursuant to this Article 7, or in the performance of any alterations, additions or improvements to the Building or the demised premises which Landlord may perform pursuant to this Lease; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs whatsoever.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

     8.01. Tenant at Tenant's expense shall comply with all Legal Requirements
(as defined in Article 20 hereof), which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof. Nothing provided in the preceding sentence shall require
Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein violated any Legal
Requirement.

     8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this
Lease, and may defer compliance therewith provided that:

                                       22

                         (a) such noncompliance shall not subject Landlord to
criminal prosecution or subject the Land and/or Building to lien or sale;

                         (b) such noncompliance shall not be in violation of any
fee mortgage, or of any ground or underlying lease or any mortgage thereon;

                         (c) Tenant shall first deliver to Landlord a surety
bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such noncompliance; and

                         (d) Tenant shall promptly and diligently prosecute such
contest.

          Landlord, without expense or liability to it, shall cooperate with
Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                    ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

     9.01. Tenant shall not do or permit to be done any actor thing upon the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the
Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this
Section 9.01 shall prevent Tenant's use of the demised premises for the purposes stated in Article 5 hereof.

     9.02. If, as a result of any act or omission by Tenant or violation of this
Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, then in addition to any other remedies which Landlord has hereunder for any such violations of the terms of this Lease, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "makeup" of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

     9.03. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water,

                                       23

rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

     9.04. Landlord or its agents shall not be liable for any damage which
Tenant may sustain, if at any time any window of the demised premises is broken or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction. Tenant agrees that Landlord shall be permitted at any time to install film on the inside of the windows of the Building to reduce the usage of energy in the Building. Tenant consents to such installation and agrees that
Landlord shall have no liability with respect to any closing or darkening of the windows of the demised premises in connection therewith.

     9.05. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the
installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the carelessness, negligence or improper conduct of
Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05,
Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

     9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

     9.07. Tenant agrees to look solely to Landlord's estate and interest in the
Land and Building, or the lease of the Building, or of the Land and Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord and no property of any partner, shareholder or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of
Landlord to Tenant.

     9.08. (a) Landlord agrees that, if obtainable, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies
(i) waive all right of subrogation against Tenant with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a

                                       24

loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless
Tenant shall agree to pay such additional premium. Landlord represents that its current fire insurance policy insuring the Building contains a waiver of subrogation provision or will not be invalidated by the waiver contained herein.

                         (b) Tenant agrees to include, if obtainable, in its
fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i)
waive the right of subrogation against Landlord and any tenant of space in the
Building with respect to losses payable under such policy or policies and/or
(ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

                         (c) Provided that Landlord's right of full recovery
under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of full recovery which it might otherwise have against Landlord, its servants, agents and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 9.08(c) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that the same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

                         (d) Landlord and Tenant hereby agree to advise the
other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 9.08(a) and (b) hereof cannot be obtained.
Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

     9.09. Tenant covenants and agrees to provide on or before the Commencement
Date and to keep in force during the term hereof for the benefit of Landlord and
Tenant a comprehensive general liability insurance policy protecting Landlord and Tenant against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies reasonably satisfactory to
Landlord, and shall be in such limits as Landlord may reasonably require and as of the date of this Lease Landlord reasonably requires limits of liability thereunder

                                       25

of not less than the amount of Five Million ($5,000,000) Dollars single limit for bodily or personal injury (including death) and in the amount of One Million
($1,000,000) Dollars in respect of property damage. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said policy or certificate, as the case may be, shall contain an endorsement that such insurance may not be cancelled except upon ten (10) days'
notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

     10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed or if access thereto is denied by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents, or visitors (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense (without limiting the rights of
Landlord under any other provisions of this Lease), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that
Landlord shall not be required to repair or replace any of Tenant's property.

     10.02. If the Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause or if access is denied for any reason, then the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable or inaccessible for the period from the date of such damage or destruction or inaccessibility to the date the damage shall be repaired or restored or access restored.

          If the demised premises or a major part thereof shall be totally
(which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely)
untenantable on account of fire or other cause, or inaccessibility for any reason, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the demised premises, provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

     10.03. If the Building or the demised premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a

                                       26

reasonably estimated expenditure of more than forty (40%) per cent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of the casualty.
If Landlord is required to or elects to repair and restore the demised premises pursuant to any provision of this Article 10 and (i) the damage involved a substantial part of the demised premises or (ii) there is damage to the Building which materially impairs Tenant's access or ability to conduct its business in the demised premises, Landlord shall, within one hundred twenty (120) days after the event giving rise thereto, provide Tenant with a written notice of the estimated date on which the restoration of the demised premises or the access thereto or the Building shall be substantially completed based upon the information available to Landlord at the time in question. If such estimated date is more than nine (9) months after the date of such damage or destruction then Tenant may terminate this Lease by notice to Landlord, which notice shall be given within thirty (30) days after the date Landlord provides the notice required by the preceding sentence, and such termination shall be effective upon the giving of Tenant's notice. Failure by Tenant to provide such notice within such thirty (30) day period shall be deemed an election by Tenant not to terminate this Lease. If Tenant elects not to terminate this Lease or is deemed to have so elected, and if Landlord has not substantially completed the making of the required repairs, restored and rebuilt the Building and the demised premises, or the means of access thereto and redelivered the demised premises to
Tenant within the later of: (i) nine (9) months from the date of such damage or destruction or (ii) the period originally estimated by Landlord or within such period after either such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control, then Tenant shall have the further right to elect to terminate this Lease upon written notice to Landlord and such election shall be effective upon the expiration of thirty (30) days after the date of such notice, unless Landlord substantially completes such restoration within such thirty (30) day period.

     10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

     10.05. Notwithstanding any of the foregoing provisions of this Article 10, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against
Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

     10.06. Landlord will not carry separate insurance of any kind on Tenant's property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property, and
Landlord shall not be obligated to repair any damage thereto or replace the same.

                                       27

     10.07. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State
of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

     10.08. Landlord agrees to maintain throughout the term of this Lease insurance against usual perils with respect to the Building and Landlord's property therein in amounts or with limits sufficient so as to prevent Landlord from being considered a "co-insurer."

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

     11.01. Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of
Article 5, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of
Landlord, which consent, with respect to clause (d) only, shall not be unreasonably withheld, conditioned, or delayed, except as otherwise expressly provided in this Article 11. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, or other interests in any other entity shall be deemed not to include the sale of such stock or other interests by persons or parties, through the "over-the-counter market" or through any recognized stock exchange or to employees, existing shareholders (i.e., shareholders as of the date hereof), their families, trusts for their benefit or entities controlled by any of them, (ii) a takeover agreement shall be deemed a transfer of this Lease,
(iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a material modification, amendment or extension of a sublease shall be deemed a sublease. Tenant shall pay to Landlord on demand, as additional rent any costs incurred by Landlord to review a proposed assignment or subletting including attorneys fees incurred by Landlord and in addition shall pay to Landlord with each request for its consent, a processing fee of $1,000.

     11.02. (a) The provisions of Section 11.01 hereof shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets or capital stock are transferred (provided such merger or transfer is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee (which

                                       28

shall not be deemed for this purpose to exclude a transfer of Tenant's capital stock) has a net worth at least equal to or in excess of the greater of seventy-five percent (75%) of (x) the net worth of Tenant immediately prior to such merger or transfer) or (y) the net worth of Tenant as of the date of this
Lease or, if Tenant is a partnership, with a successor partnership.

                         (b) Notwithstanding anything to the contrary contained
in Section 11.06, Landlord shall not have the rights described therein, Section
11.06(f) shall not apply and the Tenant shall not be required to obtain
Landlord's consent if Tenant desires to assign this Lease or sublease all or a portion of the demised premises to an affiliate of Tenant, provided the use of the demised premises shall not be affected thereby and in any event that the use of the demised premises shall be consistent with a first class office building, will not require a level of services than that required by Tenant and shall comply with the provisions of this Lease. As used in this paragraph, the term
"affiliate" shall mean an individual, partnership, corporation, unincorporated association or other entity controlling, controlled by or under common control with Tenant and for the purposes of the foregoing, "control" shall mean ownership of a majority of the legal and beneficial interest in such corporation or other entity, together with the ability to direct the management, affairs and operations thereof. Except as hereinafter provided in this Paragraph (b), any transfer or cessation of control over any affiliate or subsidiary to which this
Lease is assigned or to which space is sublet (including by means of a transaction contemplated by paragraph (a) hereof) shall constitute an assignment of this Lease to which all of the provisions of this Article 11 shall apply other than Tenant's rights contained in this Section 11.02. In the event that
Tenant assigns this Lease in accordance with this paragraph, the assignee of this Lease shall execute an agreement of the type required to be executed by an assignee pursuant to Section 11.03 hereof.

     11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 or without Landlord's consent pursuant to Section
11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations arising on and from the date of such assignment and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 11.01 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

     11.04. The liability of Tenant for the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord with any immediate or remote successor by assignment or otherwise of Tenant, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce

                                       29

against such successor any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification entered into between Landlord and any such successor operates to increase the obligations of Tenant under this Lease, the liability under this Section 11.04 of the tenant named in the Lease or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required; Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

     11.05. Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises for substantially the remainder of the term of this Lease, provided:

                         (a) Tenant shall furnish Landlord with the name and
business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current (audited if available) financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of a letter of intent reflecting the essential terms of the proposed sublease or assignment agreement;

                         (b) The proposed subtenant or assignee is a reputable
party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                         (c) The nature and character of the proposed subtenant
or assignee, its business or activities and intended use of the demised premises is, in Landlord's reasonable judgment, in keeping with the standards of the
Building and the floor or floors on which the demised premises are located;

                         (d) The proposed subtenant or assignee is not then an
occupant of any part of the Building or a party who dealt with Landlord or
Landlord's agent (directly or through a broker) with respect to space in the
Building during the 6 months immediately preceding Tenant's request for
Landlord's consent;

                         (e) Each sublease shall specifically state that (i) it
is subject to all the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant (except as described in the following sentence), will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the consent of Landlord in each instance. Notwithstanding the foregoing,
Landlord agrees that with respect to the first sub-subletting only (i.e., a subletting by a subtenant of Tenant), but not any further underletting by any sub-subtenant, its consent shall not be unreasonably withheld or delayed subject to compliance with all of the provisions of Article 11, including Section 11.06 hereof which shall apply, except with respect to the calculation of

                                       30

amounts payable pursuant to Paragraph (f) thereof and as to which Landlord shall be entitled to 100% as though such underletting were a direct transaction with or by Tenant;

                         (f) Tenant shall have complied with the provisions in
Section 11.06 and Landlord shall not have made any of the elections provided for in Section 11.06 and if Tenant delivered a letter of intent thereunder, the assignment or sublease to which consent is sought conforms thereto in all material respects;

                         (g) In the case of a subletting of a portion of the
demised premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

                         (h) Intentionally Deleted;

                         (i) The proposed assignment shall be for a
consideration which in the case of an assignment shall reflect an amount equal to at least ninety percent (90%) of the then fair market value of the leasehold created hereby, or the proposed subletting shall be at a rental rate not less than an amount equal to ninety percent (90%) of the fair market rental for the demised premises (taking into account that the transaction is a subletting, the term thereof, the condition of the space involved and any rental concessions or abatements provided). In no event shall Tenant advertise or list with brokers at any rental rate whether equal to or higher or lower than that then being charged by Landlord; and

                         (j) With respect to assignments only, Tenant deposits
with Landlord such additional security hereunder as Landlord may reasonably determine is justified by the circumstances.

     11.06. (a) Should Tenant propose to assign this Lease, other than by an assignment contemplated by Section 11.02, Tenant shall as soon as such assignment is consummated or a letter of intent with respect thereto is executed, deliver to Landlord an executed counterpart of such assignment or letter of intent, and any ancillary agreements with the proposed assignee, and
Landlord shall than have the right to elect, by notifying Tenant within 30 days of the delivery of such assignment or letter of intent, to terminate this Lease, as of the proposed effective date set forth in the letter of intent or assignment, as if it were the Expiration Date set forth in this Lease.

                         (b) Any letter of intent delivered pursuant to
paragraphs (a) or (c) hereof shall contain all of the material business terms of the proposed assignment or sublease, as the case may be, and if Landlord does not exercise its options thereunder and a sublease or assignment, as the case may be, is not executed within six (6) months after the expiration of Landlord's options or such earlier date as Landlord gives Tenant notice that it will not exercise the same, and, if Tenant continues to wish to assign or sublease pursuant thereto, Landlord shall again have its options thereunder.

                         (c) Should Tenant agree to sublet the demised premises
or any portion thereof, other than by a sublease contemplated by Sections 11.02 or 11.08, Tenant shall, as soon as such sublease is consummated or a letter of intent is executed,

                                       31

deliver to Landlord an executed counterpart of the proposed sublease or letter of intent and all ancillary agreements with the proposed sublessee, and Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days of the delivery of such sublease or letter of intent, to (i) terminate this
Lease as to the portion of the demised premises affected by such subletting or as to the entire demised premises in the case of a subletting thereof, as of such effective date, (ii) accept a sublease from Tenant of the portion of the demised premises affected by such proposed subletting or the entire demised premises in the case of a proposed subletting thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord, or Landlord's designee if so elected by Landlord, for the remainder of the demised term less one day, commencing with such effective date, at (x) the rental terms reflected in the proposed sublease or letter of intent or (y) the rental terms contained in this
Lease on a per rentable square foot basis, as elected by Landlord in such notice.

                         (d) If Landlord should elect to have Tenant execute and
deliver a sublease pursuant to any of the provisions of this Section 11.06, said sublease shall be in a form reasonably satisfactory to Landlord's counsel and on all the terms contained in this Lease, except that:

                              (i) The rental terms, if elected by Landlord, may
be either as provided in item (x) or item (y) of subsection 11.06(c) hereof.

                              (ii) The sublease shall not provide for any work
to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the demised premises Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the demised premises and to provide access thereto and to core bathrooms,

                              (iii) The subtenant thereunder shall have the
right to underlet the subleased premises, in whole or in part, without Tenant's consent,

                              (iv) The subtenant thereunder shall have the right
to make, or cause to be made, any changes, alterations, decorations, additions and improvements that subtenant may desire or authorize,

                              (v) Such sublease shall expressly negate any
intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

                              (vi) Any consent required of Tenant, as lessor
under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

                              (vii) There shall be no limitation as to the use
of the sublet premises by the subtenant thereunder,

                                       32

                              (viii) Any failure of the subtenant thereunder to
comply with the provisions of said sublease shall not constitute a default hereunder or give rise to any obligation or liability on the part of Tenant, and

                              (ix) Such sublease shall provide that Tenant's
obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease.

                         (e) If pursuant to the exercise of any of Landlord's
options pursuant to Section 11.06 hereof this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 3 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination.

                         (f) If Landlord shall give its consent to any
assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

               (i) in the case of an assignment an amount equal to fifty (50%)
     percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale of any of the foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of
     Tenant's federal income tax returns); and

               (ii) in the case of a sublease, fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to
     Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder)
     pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale of any of foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

There shall first be deducted in the calculation of the amounts paid to Tenant pursuant to clause (i) hereof, or the excess pursuant to clause (ii) hereof, the following costs incurred by Tenant in connection with the proposed subletting or assignment, as the case may be (w) reasonable or usual brokerage fees paid to unaffiliated brokers; (x) reasonable legal and advertising expenses, (y) the reasonable costs (not including Tenant's Work) Tenant incurred in specifically altering the demised premises for such assignment; and (z) in the event of a sublease of a portion of the demised premises, costs incurred by Tenant to separate the subleased space for such subtenant's occupancy from the balance of the demised premises and provide access thereto and to the core

                                       33

bathrooms. The sums payable under this Section 11.06(f) shall be paid to
Landlord as and when paid by the subtenant or assignee to Tenant.

     11.07. Landlord's consent to any sublease or assignment shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the occupants thereof, as if the sublease or assignment had not been made.
Notwithstanding any assignment or sublease, Tenant shall remain fully liable for the payment of fixed annual rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed. In the event that Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein, and the receipt of any such amounts by Landlord from an assignee or subtenant, or other occupant of any part of the demised premises, shall not be deemed or construed as releasing
Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant. In the event that this Lease shall be assigned to Landlord or
Landlord's designee or if the demised premises shall be sublet to Landlord or
Landlord's designee pursuant to Section 11.06 hereof, then Tenant shall not be liable for any default caused by such assignee or subtenant.

     11.08. Notwithstanding anything to the contrary contained herein, the provisions of Section 11.06 shall not apply, and Tenant shall not be required to obtain Landlord's consent to the following:

          (a) the use of desk office space in the demised premises by one or more entities which are clients of Tenant or with which Tenant has a material ongoing business relationship other than pursuant to this Section
     11.08; provided, however, that Tenant, subject to the further limitations described in subsection (b) of this Section 11.08, shall not permit the use of desk space involving more than 1,100 rentable square feet in the aggregate including an allocable share of corridor, reception, secretarial and other shared space or facilities (the "Desk Office Space"). Permission to such entities to use the demised premises shall not create a tenancy or any other interest in the demised premises except a license revocable by
     Tenant at will which shall cease and expire in any event automatically without notice upon the expiration or termination of the letting under the lease and all acts, omissions and operations of such entities shall be deemed acts, omissions and operations of the Tenant. Any such desk space shall remain at all times a part of and shall not be separately demised or separated from the balance of the demised premises, and the occupants thereof shall at all times gain access to their space through reception and corridor areas shared with Tenant; and,

          (b) Notwithstanding anything to the contrary contained herein, Tenant shall not be required to make the offer described in this Subsection
     11.06(c), and provided the requirements and conditions of Section 11.05 hereof are otherwise satisfied Landlord shall not unreasonably withhold, condition or delay its consent to the subletting by Tenant of up to 2,750 rentable square feet (subject to the limitations provided in the last sentence of this Section) in the demised premises provided that the term of the proposed

                                       34

     sublease does not expire during the last four and one-half (4 1/2) years of the term of this Lease.

Notwithstanding the foregoing, at no time shall the Desk Office Space and the space being sublet by Tenant pursuant to Section 11.08(b) involve more than twenty-five percent (25%) of the rentable area of the demised premises, in the aggregate.

                                   ARTICLE 12

                                  CONDEMNATION

     12.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereunder and additional rents under Article 3 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken.
In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at
Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the demised premises or of a substantial part of the means of access thereto, or if a temporary taking of a substantial portion of the demised premises or access thereto shall occur for a period in excess of twelve (12) months, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this
Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under
Article 3 shall be abated to the extent hereinbefore provided in this Article
12. In the event that only a part of the demised premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the demised premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the demised premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

     12.02. In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration
Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

     12.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the

                                       35

condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall be permitted to make a separate claim in any condemnation proceeding for the unamortized cost of its property and moving expenses, provided that any such claim does not adversely affect or reduce
Landlord's claim.

     12.04. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

     12.05. If the whole or any part of the demised premises shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy the foregoing provisions of this Article shall not apply and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of fixed annual rent and all additional rent and other charges payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority,
Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire amount of the condemnation proceeds (after deducting Landlord's reasonable costs and expenses, if any, in obtaining same) (the "net proceeds")
made for such temporary taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the termination of this Lease, in which case this Lease and the tern and estate hereby granted shall expire as of the date of such taking with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date, and Tenant shall not be entitled to any of the award therefor. Tenant shall, upon expiration of any such period of temporary use or occupancy during the term of this Lease, restore the demised premises, as nearly as may be reasonably practicable, to the condition in which the same were immediately prior to such taking.

                                   ARTICLE 13

                       ACCESS TO DEMISED PREMISES; CHANGES

     13.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed behind existing walls and ceilings of the demised premises. Landlord shall to the extent reasonably practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right, upon notice (except in the case of emergency) to

                                       36

Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises, at reasonable times during business hours, for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the
Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis. Nothing contained herein shall be construed, however, as requiring Landlord to perform any work during overtime hours or premium pay basis.

     13.02. Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets or other public parts of the Building;
provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

     13.03. Landlord may, during the nine (9) months prior to expiration of the term o(pound) this Lease, exhibit the demised premises to prospective tenants.
Landlord shall give Tenant advance notice (which may be given orally or by telephone) of any such visit.

     13.04. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or
Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

     13.05. Subject to the provisions of Article 31 hereof, Tenant shall be permitted access to the demised premises twenty-four (24) hours a day, seven (7)
days a week throughout the term.

                                       37

                                   ARTICLE 14

                            CONDITIONS OF LIMITATION

     14.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of
Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by
Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of such notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 16.

     14.02. This Lease and the term and estate hereby granted are subject to further limitation as follows:

                         (a) whenever Tenant shall default in the payment of any
installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which same ought to be paid, and such default shall continue for five (5) days after Landlord shall have given Tenant a notice specifying such default, or

                         (b) whenever Tenant shall do or permit anything to be
done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by
Tenant within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise
Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

                                       38

                         (c) whenever Tenant shall default in the due keeping,
observing or performance of any covenant, agreement, provision or condition of
Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within 24 hours after Landlord shall have given to Tenant a notice specifying the same, or

                         (d) whenever any event shall occur or any contingency
shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or

                         (e) whenever Tenant shall abandon the demised premises
(unless as a result of a casualty), or

                         (f) whenever in case any other lease held by Tenant
from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained),

then in any of said cases set forth in the foregoing Subsections (a), (b), (c),
(d), (e) and (f) Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention and upon the expiration of said three (3)
days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 16.

                                   ARTICLE 15

                        RE-ENTRY BY LANDLORD; INJUNCTION

     15.01. If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 14 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefrom, to the end that
Landlord may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 14 or if Landlord shall re-enter the demised premises under the provisions of this Article 15 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination

                                       39

of this Lease, or of such recovery of possession of the demised premises by
Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 16.

     15.02. In the event of a breach or threatened breach of Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     15.03. If this Lease shall terminate under the provisions of Article 14, or if Landlord shall re-enter the demised premises under the provisions of this
Article 15, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by
Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 14 and 16 or pursuant to law.

     15.04. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 16

                                     DAMAGES

     16.01. If this Lease is terminated under the provisions of Article 14, or if Landlord shall re-enter the demised premises under the provisions of Article
15, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to
Landlord as damages, at the election of Landlord, either:

                         (a) a sum which at the time of such termination of this
Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

                                     (1) the aggregate of the fixed annual rent
and the additional rent payable hereunder which would have been payable by
Tenant (conclusively presuming that additional rent on account of increases in
Taxes, the Operating Expenses and Air-Conditioning Costs shall increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed three (3) years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry,

                                       40

as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

                                     (2) the aggregate fair rental value of the
demised premises for the same period, or

                         (b) sums equal to the fixed annual rent and the
additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date; provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

          If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the tern of the re-letting.

     16.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 14, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 16.01.

                                       41

     16.03. In addition to all of Landlord's other remedies pursuant to this
Lease or by operation of law, and notwithstanding any other provision of this
Lease, Landlord shall also be entitled to recover the unrealized value of broker's and other fees paid by Landlord relating to this Lease and the value of
"rent concessions", "tenant improvement concessions" and other concessions (as such quoted terms are hereinafter defined) incurred by Landlord in connection with leasing the demised premises to Tenant. For the purposes of this Section, the term "unrealized value of broker's and other fees paid by Landlord relating to this Lease" shall mean (a) the amount of all broker's and other fees paid by
Landlord relating to this Lease, including, but not limited to, attorneys', architects', engineers' and similar fees and expenses incurred by Landlord in the negotiation and preparation of this Lease, (b) divided by the total number of years in the term of this Lease, and (c) such quotient shall then be multiplied by the number of years (including any partial year) which remained in the term when the Lease was terminated. The term "rent concessions" shall mean any free fixed annual rent allowance, if any, granted to Tenant, together with the amount, if any, by which the market rental for the demised premises for the period prior to the termination of the Lease exceeds the fixed annual rent actually paid by Tenant during the period prior to the termination of the Lease
(unless otherwise specified in Article 1 hereof, such market rental for the demised premises will be deemed to be the pro forma rental used by Landlord as of the date of this Lease in making Landlord's financial projections). The term
"tenant improvement concessions" shall mean the amount, if any, of the total cost of changes and tenant improvements made to the demised premises and paid for by Landlord.

                                   ARTICLE 17

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

     17.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.

                                   ARTICLE 18

                                 QUIET ENJOYMENT

     18.01. Landlord covenants and agrees that subject to the terns and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement,

                                       42

term, provision and condition herein contained on the part or on behalf of
Tenant to be kept or performed, then Tenant's right under this Lease shall not be cut, off or ended before the expiration of the term of this Lease, subject however, to: (i) the obligations of this Lease, and (ii) as provided in Article
23 hereof with respect to ground and underlying leases and mortgages which affect this Lease.

                                   ARTICLE 19

                             SERVICES AND EQUIPMENT

     19.01. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

                         (a) (i) Provide necessary elevator facilities during
business hours on business days and shall have at least one elevator subject to call at all other times. At landlord's option, the elevators shall be operated by automatic control or manual control, or by a combination of both of such methods.

                              (ii) Provide without additional charge
non-exclusive freight elevator facilities on business days during usual hours of operation thereof. At all other times, Tenant shall be permitted by prearrangement on a first come first serve basis to schedule reserved freight elevator service. All such arrangements and use shall be subject to Landlord's
Building rules therefor and union requirements and Tenant shall pay for the use of the freight elevator at Landlord's standard rates then in effect.

                         (b) Landlord, at Landlord's expense, shall furnish heat
to the peripheral heat units in the demised premises and ventilation and air-conditioning services from the Floor Unit during business hours on business days. The Floor Unit shall be comprised of one thirty-five (35) ton water cooled unit. If Tenant shall install supplemental air conditioning equipment in the demised premises, solely to the extent the Building risers and tower have available capacity, Landlord shall furnish condenser water therefor and Tenant shall pay Landlord's then established reasonable charges in connection therewith as additional rent within five (5) business days after demand. The term
"business hours", as used in this Lease, shall mean the hours from 8:00 a.m. to
6:00 p.m. The term "business days", as used in this Lease, shall mean all days except Saturdays, Sundays and the days observed by the Federal or the New York
State or City governments as legal holidays and such other days as shall be designated as holidays by the applicable operating engineers union contract or building service employees union contract. Landlord shall, during business hours of business days, at its expense (subject to recoupment under Section 3.04.
hereof), operate the Base Building System servicing the public areas of the
Building. Landlord shall operate the Base Building System in accordance with its design criteria; provided, however, that Landlord may reduce such level of operation in accordance with a recognized energy or water conservation programs, guidelines, regulations or recommendations promulgated by any Federal, State,
City or other governmental or quasi-governmental bureau, board, department, agency, office, commission or other subdivision thereof or the American Society of Heating,

                                       43

Refrigeration and Air-Conditioning Engineers, Inc. or any successor thereto or other organization serving a similar function.

                         (c) The Floor Unit shall be operated by Landlord in
accordance with its design criteria and shall be operated, maintained, repaired and replaced by Landlord at Tenant's sole cost and expense, which shall be paid to Landlord in accordance with the provisions of Section 3.06. of this Lease, except that if any supplemental air-conditioning shall be installed in the demised premises, Tenant shall operate, maintain, repair and replace same at
Tenant's sole expense. If Tenant is the occupant of an entire floor, the electricity used to operate the Floor Unit shall be connected at Tenant's expense to an electric meter and the cost of such electricity shall be paid by
Tenant as provided in Article 4 hereof. To the extent that the Floor Unit provides service to any other tenants in addition to Tenant or any portion of a floor other than that portion demised to Tenant, the cost of electricity required for the operation of the Floor Unit together with electricity utilized for lighting of common areas and facilities on the floor shall be divided among the tenants served by the Floor Unit on such floor and Tenant shall pay therefor in the same proportion that the rentable area occupied by Tenant bears to the rentable area of the floor. If, in Landlord's reasonable judgment, Tenant's use of the demised premises requires operation of the Floor Unit to an extent disproportionately greater than that of other occupants of the floor or unoccupied portions of the floor being served by the Floor Unit, Landlord may adjust the charges under the preceding sentence to equitably reflect such usage.
Landlord may, from time to time, recompute the proportion of such electric costs allocable to Tenant based upon changes in levels of usage or occupancy by Tenant or other occupants of the floor.

                         (d) If Tenant shall require heating or air-conditioning
service at any time other than during business hours on business days ("after hours"), Landlord shall furnish the same upon advance notice from Tenant, given prior to 2:00 p.m. on any business day on which Tenant requires such after hours service or if Tenant shall desire heat or air-conditioning on a day other than a business day, Landlord shall famish the same upon advance notice from Tenant given prior to 2:00 p.m. on the last business day prior to such non-business day, and, with respect to such heat service (but not with respect to ventilation and air-conditioning service as to which there is no charge for overtime use),
Tenant shall pay Landlord's charge therefor as additional rent within five (5)
days after demand. If any other tenant shall request and receive heat after hours at the same time as Tenant, only an equitably prorated portion of the charge therefor shall be allocated to Tenant.

                         (e) If any permit or license shall be required for the
operation of any supplemental air-conditioning unit in or serving the demised premises installed by Tenant, Landlord shall have the option of obtaining the same on Tenant's behalf and at Tenant's expense, or by written notice to Tenant requiring Tenant, at Tenant's expense, to obtain and maintain any such permit or license.

                         (f) 1. Provide cleaning and janitorial services on
Business Days in accordance with the specification annexed hereto as Schedule D.
Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a)
extra cleaning work in the demised premises required because of (i) misuse or neglect on the part of Tenant or

                                       44

its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii)
unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of
Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have After Hours access to the demised premises and the free use of light, power and water in the demised premises as reasonably required for the purpose of cleaning the demised premises in accordance with Landlord's obligations hereunder.

                              2. Tenant shall have the option throughout the
term upon not less than ninety (90) days prior notice to Landlord to elect to perform its own cleaning within the demised premises. In the event that Tenant makes such election, then effective as of the expiration of Landlord's then existing cleaning contract, Landlord shall have no further responsibility to provide cleaning services, and Tenant shall be solely responsible therefor. In any such event Tenant shall contract directly with Landlord's cleaning contractor or such other reputable contractor as Landlord shall approve (which approval shall not be unreasonably withheld) for the performance of regular cleaning services, and effective as of the date Landlord discontinues furnishing such service, the Base Operating Factor shall be reduced by the amount that the cost of cleaning service to the Building is reduced by reason of elimination of the demised premises from the cleaning contract, and the provisions of paragraph
3.03F shall not be applied to adjust the cost of cleaning for each Escalation
Year thereafter (or then in progress on a pro rata basis) to include the cost that Landlord would have incurred had it continued to be responsible for the cleaning of the demised premises. Cleaning service for which Tenant assumes responsibility shall include removal of refuse and rubbish from the demised premises to Landlord's designated disposal area. Landlord shall continue to be responsible for carting services. Cleaning contractors and cleaning services engaged by Tenant shall be subject to all of the provisions of this Lease, including without limitation those contained in paragraph 6.01.2(a), and such rules and regulations regarding Building security as Landlord may from time to time adopt. In the event that Tenant's retention of a contractor shall result in a strike or work stoppage by any of Landlord's contractors and the same is not resolved within 24 hours, Tenant shall immediately discontinue the use of such contractor with or without notice from Landlord.

                         (g) Furnish water for lavatory, drinking, pantry
(including, without limitation, a dishwasher and icemaker) and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes,
Tenant agrees to Landlord installing a meter or meters or other means to measure
Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

                                       45

     19.02. Landlord reserves the right without any liability whatsoever, or abatement of fixed annual rent, or additional rent and upon reasonable notice to the extent possible (except in the case of an emergency), to stop the heating, air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements. If such systems are stopped, Landlord agrees to use its reasonable diligence to restore such systems to working order. Notwithstanding the foregoing, in the event there is a stoppage in the provision of elevator, heat or air-conditioning service to the demised premises or the toilets in the core bathrooms serving the demised premises become inoperable and reasonable alternative facilities are not made available and as a consequence of any of the foregoing the demised premises is rendered untenantable for a period in excess of twelve (12) days, and Tenant actually discontinues the use thereof for the conduct of its business, then commencing on the thirteenth (13th) day of such untenantability and continuing thereafter until the earlier of (i) the date such untenantability ends of (ii) the date on which Tenant resumes the use of the demised premises for the conduct of its business, the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 3 hereof shall be abated.

     19.03. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen towels, drinking water, ice, food or beverages or other similar supplies and services to tenants and licensees in the
Building. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so authorized by
Landlord. It is understood, however, that Tenant or regular office employees of
Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by employees of Tenant, but not for resale to or for consumption by any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, and the regulations under which, foods and beverages may be brought into the
Building by persons other than the regular employees of Tenant.

     19.04. Tenant agrees to employ such office maintenance contractors as
Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without
Landlord's prior written consent.

     19.05. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

     19.06. Tenant shall be entitled to its proportionate share of listings for its officers and authorized subtenants in the computerized Building directory located in the lobby of the Building. Tenant shall be entitled to not less than twenty (20) free listings on the Building directory. The listing of any name other than that of Tenant on such directory shall not operate to vest any right or interest in this Lease or in the demised premises nor shall it be deemed the

                                       46

consent of Landlord to any assignment or transfer of this Lease, to a sublease of the demised premises or to the use or occupancy thereof by others.

                                   ARTICLE 20

                                   DEFINITIONS

     20.01. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

     20.02. "Interest Rate" shall mean a rate per annum equal to the lesser of
(a) 2% above the commercial lending rate announced from time to time by The
Chase Manhattan Bank as its prime rate for ninety (90) day unsecured loans, of
(b) the maximum applicable legal rate, if any.

     20.03. "Legal Requirements" shall mean laws, statutes and ordinances
(including building codes and zoning regulations, and ordinances) and the orders, rules, and regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

                                   ARTICLE 21

                              INTENTIONALLY OMITTED

                                   ARTICLE 22

                                    BROKERAGE

     22.01. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker, or agent other than Cushman &
Wakefield, Inc. (which is representing Landlord) and Julien J. Studley, Inc.
(collectively, the "Brokers") in connection

                                       47

with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense
(including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the broker set forth in this Section 22.01, with respect to this Lease or the negotiation thereof. Landlord agrees to pay any commission due to the Brokers in connection with this Lease pursuant to a separate brokerage agreement.

                                   ARTICLE 23

                                  SUBORDINATION

     23.01. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the demised premises forms a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this
Section 23.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant.

     23.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this
Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 23.02 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 23.02, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney in fact, irrevocably and coupled with an interest, to execute

                                       48

and deliver such instrument of attornment, or such new lease, if the Tenant refuses or fails to do so promptly upon request.

     23.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

          (a) liable for any act, omission or default of any prior landlord; or

          (b) subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or

          (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

          (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval.

     23.04. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant shall not unreasonably withhold, delay or defer making such modifications provided such modifications do not increase Tenant's obligations or decrease Landlord's obligations, other than to a de minimus extent under this Lease.

     23.05. Landlord shall make a reasonable effort to obtain a so-called non-disturbance agreement with respect to this Lease from the holder of the existing mortgage affecting the Building on the usual form of such mortgagee.
With respect to any future superior mortgage or lease, Landlord agrees to use reasonable efforts to obtain from any such superior mortgagee or lessee a non-disturbance agreement on such superior mortgagee's or lessee's standard form, which Tenant agrees to execute and deliver to Landlord within ten (10)
days after receipt thereof, provided, however, Landlord shall have no liability to Tenant and this lease, including without limitation the provisions of this
Section 23.05, shall not be affected if Landlord is unable, despite such reasonable efforts, or otherwise fails for any reason, including inadvertent oversight, to obtain such a non-disturbance agreement. Tenant agrees to pay as additional rent any reasonable attorneys' fees of the holders of such future superior mortgage or lease actually charged in connection with obtaining such non-disturbance agreement. Nothing contained herein shall be deemed to require
Landlord to offer any payment or other consideration to a superior lessor or to reject financing from a proposed lender because said lessor or lender refuses to supply Tenant with a non-disturbance agreement. Landlord represents that there is no ground lease or other superior lease affecting the Property and the only mortgage encumbering the Building is a mortgage held by SEB AG.

                                       49

                                   ARTICLE 24

                              CERTIFICATE OF TENANT

     24.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed annual rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this
Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Tenant's or Landlord's statement shall contain confirmation to Tenant's or Landlord's knowledge of such other factual information under this Lease as shall be reasonably required by Landlord, Tenant or the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

     24.02. Tenant agrees (and will execute certificates pursuant to Section
24.01 to such effect) that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, and except with respect to Tenant's termination rights pursuant to
Article 10 of this Lease, or condemnation, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, and following the time when such lessor holder shall have the right pursuant to such superior instrument to cure the same, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section
24.02 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.

                                   ARTICLE 25

                     LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL

     25.01. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this
Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for bodily injury or damage to physical property), and any emergency

                                       50

statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for nonpayment of rent,
Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

                                   ARTICLE 26

                              SURRENDER OF PREMISES

     26.01. Upon the expiration or other termination of the term of this Lease,
Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

                                   ARTICLE 27

                              RULES AND REGULATIONS

     27.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in
Schedule B attached hereto and made part hereof entitled "Rules and Regulations"
and such other and further reasonable Rules and Regulations as Landlord or
Landlord's agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

          Nothing in this Lease contained shall be construed to impose upon
Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE 28

                             CONSENTS AND APPROVALS

     28.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by
Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or

                                       51

proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

     28.02. If Landlord or Tenant desires to determine any dispute between
Landlord and Tenant as to the reasonableness of the other's decision to refuse to consent or approve any item as to which Landlord or Tenant has specifically agreed that its consent or approval shall not be unreasonably withheld or in any other circumstance under this Lease in which Landlord or Tenant has agreed to act reasonably, such dispute shall, at either party's option, be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section. Within ten (10) business days next following the receipt of any notice by Landlord or Tenant stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said ten (10) business days, then the arbitrator chosen by the other side shall make the determination alone. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within ten (10)
business days after the designation of the second arbitrator then either party may apply to the Chairman of the Management Division of the Real Estate Board of
New York, Inc. for the designation of such arbitrator and if he is unable or refuses to act within ten (10) business days then either party may apply to the
American Arbitration Association in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within ten (10) business days after the designation of the third arbitrator; the concurrence of or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this Section shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each of the arbitrators shall have at least ten (10) years of experience in the leasing or management of first-class office space in Manhattan on behalf of owners thereof. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. The sole function of the arbitrators shall be to determine whether Landlord or Tenant, as the case may be, has acted reasonably and to require Landlord or Tenant, as the case may be, to grant such consent or approval or to take action, and they may not award damages or grant any other monetary award or relief in the proceeding.

                                   ARTICLE 29

                                     NOTICES

     29.01. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is received or refused by

                                       52

registered or certified mail deposited enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or official depository within the exclusive care and custody thereof, addressed to either party, at its address set forth on page 1 of this Lease, Attn: Zachary
Snow, Esq. With a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New
York, New York 10178, Attn: Mitchell N. Baron, Esq. After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

     29.02. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in
Section 29.01 hereof.

                                   ARTICLE 30

                                    NO WAIVER

     30.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the demised premises for Tenant's account, Landlord or
Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of
Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and
Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by
Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against
Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by
Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                                       53

                                   ARTICLE 31

                              INABILITY TO PERFORM

     31.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) any cause beyond Landlord's reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, Landlord shall have no liability in connection therewith and this Lease and Tenant's obligation to pay rent hereunder, except as otherwise expressly provided in this Lease, shall in no wise be affected, impaired or excused.

                                   ARTICLE 32

                                    INDEMNITY

     32.01. Tenant shall indemnify, defend and save Landlord its agents, and employees and any mortgagee of Landlord's interest in the Land and/or the
Building and any lessor under any superior lease harmless from and against any liability or expense arising from the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant's permission, or from any breach of this Lease by Tenant.

                                   ARTICLE 33

                                    SECURITY

     33.01. Tenant has deposited with Landlord the sum of $756,222.00 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the
Lease and after delivery of entire possession of the demised premises to
Landlord. In the event of a sale of the Land and Building or leasing of the
Building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or

                                       54

assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained.

     33.02. (a) In lieu of the cash security deposit provided for in Section
33.01 hereof, Tenant may at any time during the term hereof deliver to Landlord and shall thereafter, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit in the amount of $756,222.00, in form and substance reasonably satisfactory to Landlord in the amount of the security required pursuant to this lease issued by Harris Bank, provided that such letter of credit can be presented at an office in New York
City or another banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewable from year to year unless terminated by the issuer thereof by notice to
Landlord given not less than forty-five (45) days prior to the expiration thereof. Except as otherwise provided herein, Tenant shall, throughout the term of this lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than forty-five
(45) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 33.01, Landlord may draw down the full amount of the existing
Security Letter and retain the same as cash security hereunder.

                         (b) In the event Tenant defaults in respect to any of
the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Section 33.01, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary.

                         (c) In the event that Tenant defaults in respect of any
of the terms, provisions, covenants and conditions of this Lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease, Landlord may, in addition to exercising its rights as provided in Section 33.02(b) hereof, retain

                                       55

the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of
Tenant's default in respect of any of the terms, covenants, and conditions of this lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Section 33.02.

                         (d) Provided that (i) Tenant shall not then be either
in monetary default or as to non-monetary obligations hereunder, in default beyond any applicable notice and grace periods and (ii) Landlord shall not have applied or utilized any of the security deposited hereunder, the amount of the security held pursuant to this Article 33 shall be reduced as follows: (i) to
$693,204 on the first day of the month following the month in which occurs the first (1st) anniversary of the Rent Commencement Date (or on such later date on which all such defaults are cured); (ii) to $630,186 on the first day of the month following the month in which occurs the second (2nd) anniversary of the
Rent Commencement Date (or on such later date on which all such defaults are cured); (iii) to $567,168 on the first day of the month following the month in which occurs the third (3rd) anniversary of the Rent Commencement Date (or on such later date on which all such defaults are cured); (iv) to $504,150 on the first day of the month following the month in which occurs the fourth (4th)
anniversary of the Rent Commencement Date (or on such later date on which all such defaults are cured); (v) to $441,132 on the first day of the month following the month in which occurs the fifth (5th) anniversary of the Rent
Commencement Date (or on such later date on which all such defaults are cured);
and (vi) to $378,114 on the first day of the month following the month in which occurs the sixth (6th) anniversary of the Rent Commencement Date (or on such later date on which all such defaults are cured).

                         (e) In the event that Tenant shall fully and faithfully
comply with all of the terms, provisions, covenants and conditions of this
Lease, the security shall be returned to Tenant after the date fixed as the end of this Lease and after delivery of entire possession of the demised premises to
Landlord. In the event of a sale of the Building or leasing of the Building,
Landlord shall have the right to transfer any interest it may have in the
Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter and as provided in Section 20.01 hereof such new landlord shall be deemed Landlord under this Lease and to have assumed the obligations of Landlord for the return thereof or any unapplied portion thereof as provided herein, and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and
it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale of the
Building Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if
Tenant shall fail to timely deliver the same, to draw down the existing

                                       56

Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

                                   ARTICLE 34

                                  MISCELLANEOUS

     34.01. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of
New York.

     34.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

     34.03. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

     34.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     34.05. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

     34.06. Except as otherwise provided herein, whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

     34.07. Landlord represents that the demised premises is currently vacant.
If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant; provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement
Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease and furthermore, this Section 34.07 shall be deemed to be an express provision to the contrary of
Section 223a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

                                       57

     34.08. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

     34.09. This Lease shall not be binding upon Landlord unless and until it is signed by Landlord and a signed copy thereof is delivered by Landlord to Tenant.

     34.10. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the demised premises, except with the prior written consent of Landlord in each instance.

     34.11. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purposes of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

     34.12. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

     34.13. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

     34.14. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building.
The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

     34.15. Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. In no event shall Tenant record this Lease.

     34.16. Landlord reserves the right to exclude from all portions of the building at any time or times during the term hereof, all messengers, couriers and delivery people other than those who are employees of Tenant or uniformed employees of the United States Postal Service or national delivery services
(e.g., Federal Express). In the event Landlord exercises such right, Landlord shall provide a messenger center in the building where Landlord shall accept on behalf of Tenant and permit outside messengers and couriers to pick up all deliveries of mail and packages to and from the building other than those deliveries specified above. Landlord's employees shall deliver to the demised premises mail and packages which were addressed to

                                       58

Tenant and delivered to the messenger center. Landlord shall have the right to charge Tenant a reasonable annual charge for the above service, which sum shall be payable by Tenant to Landlord, as additional rent, within ten (10) days following demand therefor. Tenant shall comply with Landlord's rules relating to such center and service. Landlord and Landlord's agents shall not be liable to
Tenant or Tenant's agents, employees, contractors, customers, clients, invitees or licensees or to any other person for, and Tenant hereby indemnifies Landlord and Landlord's agents from and against, any and all liability in connection with or arising out of (i) damage to mail or packages, or (ii) the performance or non-performance by Landlord or any person acting by, through or under the direction of Landlord of the services set forth in this Paragraph (including any liability in respect of the property of such persons), unless due to the willful misconduct of Landlord or Landlord's agents.

     34.17. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     34.18. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     34.19. Tenant shall, upon demand by Landlord, reimburse Landlord for the cost of any shades heretofore or hereafter installed by Landlord at the request of Tenant on the windows surrounding the demised premises.

                                   ARTICLE 35

                                      ICIP

     35.01. (a) For purposes of this Article 35, the term "Project" shall mean, collectively, (x) the performance by Landlord of certain improvements in and to the Building, as determined by Landlord in its sole discretion, and (y) the performance by Tenant of any alterations, including Tenant's Work. All other terms used herein, unless otherwise defined in this Lease, shall have the meanings ascribed to them in Sections 11-256 through 11-267 of the
Administrative Code of the City of New York, authorized by Title 2-D of Article
4 of the New York Real Property Tax Law and all rules and regulations promulgated thereunder [including without limitation the rules and regulations of the New York City Department of Finance ("DOF"), the New York City Department
of Business Services ("DBS") and the New York City

                                       59

Department of Business Services, Division of Labor Services ("DOBS/DLS")]
(herein collectively called the "Industrial and Commercial Incentive Program" or the "ICIP Program").

                         (b) Tenant acknowledges that Landlord has advised
Tenant that Landlord may (but shall not be obligated to) apply for the benefits and entitlements provided by Section 489-bbbb, Subdivision 5 of the ICIP
Program. Tenant will cooperate in all reasonable respects with Landlord in applying for, and in obtaining from the appropriate governmental authorities, certificates of eligibility determining that Landlord is eligible for a partial exemption from real estate tax payments pursuant to the ICIP Program. Tenant shall comply (and, with respect to any contractors and subcontractors performing work on the Project, shall include or require, as the case may be, provisions in their contracts and subcontracts requiring such contractors and subcontractors to comply, and promptly following receipt of notice of any failure of such contractors or subcontractors to comply, shall use reasonable efforts to enforce such contractual obligations to comply, including, without limitation, by way of the termination of such contracts and/or subcontracts) with all applicable provisions, regulations and requirements of the ICIP Program so that the
Building will receive the benefits and entitlements provided by the ICIP Program
(the "ICIP Benefits"), which compliance shall include without limitation, the filing and obtaining of all required applications, permits, licenses and certificates and, if required by the DOBS/DLS, the hiring of apprentice laborers. Landlord makes no representation or warranty to Tenant that the ICIP
Benefits or the shall be received in whole or in part. For the purposes of
Article 3 hereof, "Taxes" and Tenant's Tax Payment shall be calculated without giving to Tenant the benefit of any reduction or abatement obtained by Landlord pursuant to the ICIP or other similar program.

                         (c) Tenant shall, prior to the performance of any
alterations of changes in or to the demised premises or the Building (herein
"Changes"), or the issuance of any building permits or award of any construction contracts in connection therewith, notify Landlord of its intent to perform such
Changes and the estimated cost thereof in order to enable Landlord to include such Changes in the Building's applications for ICIP Benefits.

                         (d) (i) In order to ensure that no actions taken by any
construction managers, contractors or subcontractors engaged by Tenant in connection with the Project ("Tenant's Contractors") will cause the Building to fail to qualify for or to lose the ICIP Benefits, Tenant shall use only such
Tenant's Contractors that qualify under and otherwise satisfy the requirements of the ICIP Program for performance of work comprising part of the Project.

                              (ii) All of Tenant's Contractors employed in
connection with the Project shall be contractually required by Tenant to comply with the provisions of the ICIP Program. If Landlord is notified of any violation of the ICIP Program by Tenant's Contractors, Landlord shall promptly advise Tenant thereof and send a copy of such notice to Tenant, and Tenant will take all appropriate diligent steps to cause Tenant's Contractors to cure such violations.

                         (e) At Landlord's request, to the extent required to
enable Landlord to file annual certificates of continuing use as required by the
ICIP Program

                                       60

and/or to continue to receive the ICIP Benefits, Tenant shall (i) report to
Landlord the use of the demised premises, the number of workers permanently engaged in employment in the demised premises, the nature of each worker's employment, the number of such workers who reside in New York City and the New
York City residency of each worker, (ii) provide access to the demised premises by employees and agents of any governmental agency enforcing the ICIP Program
(including, without limitation, DOF) at all reasonable times, upon reasonable notice when requested by Landlord and (iii) enforce the contractual obligations of Tenant's Contractors to comply with the DOBS/DLS requirements.

                         (f) Without limiting Tenant's rights under this Article
35, Tenant shall not be required to pay any real estate taxes or charges which may become due because of the willful neglect or fraud by Landlord in connection with the ICIP Program, or otherwise relieve or indemnify Landlord from any personal liability which may arise under Section 11-265 of the Administrative
Code of the City of New York, unless the imposition of such real estate taxes or charges, or liability, resulted from any actions of Tenant in violation of this
Lease or Tenant's failure to comply with the ICIP Regulations.

                         (g) Tenant represents to Landlord that, within seven
(7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (x) an act, with respect to a building, which is made a crime under the provisions of
Article 150 of the Penal Law of the State of New York or any similar law of another state, or (y) any act made a crime or violations by the provisions of
Section 235 of the Real Property Law of the State of New York, nor is any charge for violation of such laws presently pending against Tenant. Upon request of
Landlord, from time to time, Tenant agrees to update said representation when required because of the ICIP Program. Tenant further agrees to cooperate with
Landlord in compliance with the ICIP Program to aid Landlord in obtaining and maintaining the ICIP Benefits and, if requested by Landlord, to post a notice in a conspicuous place in the demised premises and to publish a notice in a newspaper of general circulation in the City of New York, in such form as shall be prescribed by DOF, stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of
Article 150 of the Penal Law or any similar law of another jurisdiction may submit such information to DOF to be considered in determining Landlord's eligibility for tax exemption benefits.

                                       61

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

ATTEST:                                   MADISON 45 LLC, Landlord

                                          By: S/
---------------------------------------       ----------------------------------

ATTEST:                                   PRIMUS FINANCIAL PRODUCTS, LLC, Tenant

S/                                        By: S/
---------------------------------------       ----------------------------------

Tenant's Federal Tax Identification Number is 52-2252571.

                                       62

State of New York  )
                   ):ss
County of New York )

     On the 24th day of July in the year 2002, before me, the undersigned, a
Notary Public in and for said state, personally appeared _______________
personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                          S/
                                          --------------------------------------
                                                       Notary Public

                                       63

                                   SCHEDULE A

                                   Floor Plan

                                    [GRAPHIC]

                                       64

                                   SCHEDULE B

                              RULES AND REGULATIONS

I.   Tenant shall not:

          1. Obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the demised premises, or use any of them for any purposes other than for ingress and egress to and from the demised premises.

          2. Attach awnings or other projections to the outside walls of the
Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, windowsills or peripheral air-conditioning enclosures.

          3. Attach to, hang on, or use in connection with, any exterior window or entrance door of the demised premises, any blinds, shades or screens which are not of a quality, type, design and color, or which are not attached in a manner, approved by Landlord.

          4. Place or leave any door mat or place, leave or install any other floor covering or other property in any area outside of the demised premises.

          5. Exhibit, inscribe, paint or affix any sign, insignia,
advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the demised premises), or in the demised premises if visible from the outside, without Landlord's approval, except that the name(s) of Tenant and any permitted sublessee may be displayed in a Building Standard manner on the entrance doors of the premises occupied by each (and on the wall of the elevator lobby so long as Tenant is the lessee of the entire floor on which such sign is installed), and further subject to Landlord's reasonable approval of the size, color and design of such display and, if Landlord elects to perform such work, Tenant shall pay Landlord for the performance of such work.

          6. Cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public areas of the Building.

          7. Place in, attach to, put in front of, or affix to any part of the exterior of the Building, or any of its halls, doors, corridors or vestibules, outside of the demised premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles.

          8. Except in the normal decoration of the interior of the demised premises, mark, paint, drill into, or in any way deface, any part of the
Building or the demised premises or cut, bore or string wires therein.

                                       65

          9. Permit or allow bicycles, vehicles, animals, fish or birds of any kind to be brought into or kept on or about the Building or the demised premises.

          10. Make, or permit or allow to be made, any unseemly or disturbing noises, whether by musical instruments, recordings, radio, television, whistling, singing or in any other way, which might disturb other occupants in the Building or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or premises.

          11. Bring into or keep on any part of the demised premises or the
Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance.

          12. Place upon any of the doors (other than closet or vault doors) or windows in the Building any locks or bolts which shall not be operable by the
Grand Master Key for the Building, or make any changes in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master
Key unless such change is approved by Landlord in which event Tenant shall give
Landlord duplicate keys for such locks or bolts.

          13. Remove, or carry into or out of the demised premises or the
Building, any safes, freight, furniture, packages, boxes, crates or any bulky or heavy objects except during such hours and in such elevators as Landlord may reasonably determine from time to time.

          14. Use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord, so as to permit uniformity of appearance to those viewing the Building from the outside.

          15. Engage or pay any employees on the demised premises except those actually working for Tenant in the demised premises, or advertise for laborers giving the demised premises as an address.

          16. Obtain, permit or allow in the Building the purchase, or acceptance for use in the demised premises, by means of a service cart, vending machine or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, towel, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such persons, during such hours, and at such places within the Building and under such requirements as may be determined by Landlord with respect to the furnishing of such items and services, provided that the charges for such items and services by such persons are not excessive.

          17. Use, permit or allow any advertising or identifying sign which
Landlord shall have notified Tenant tends, in Landlord's judgment, to impair the reputation of the Building or its desirability as a building for offices.

          18. Close and leave the demised premises at any time without closing all operable windows and, if requested by Landlord, turning out all lights.

          19. Permit entrance doors to the demised premises to be left open at any time or unlocked when the demised premises are not in use.

                                       66

          20. Encourage canvassing, soliciting or peddling in any part of the
Building or permit or allow the same in the demised premises.

          21. Use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators.

          22. Cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the demised premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances.

          23. Create or permit a public or private nuisance.

          24. Throw or allow or permit to be thrown anything out of the doors, windows or skylights or down the passageways of the Building.

          25. Lay vinyl tile or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

          26. Use, allow or permit the passenger elevators to be used by
Tenant's working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the demised premises, and
Tenant shall cooperate with Landlord in enforcing this Rule on those making deliveries to Tenant.

          27. Request any of Landlord's agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building manager.

          28. Invite to the demised premises or the Building, or permit the visit of, persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof.

          29. Use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use.

          30. Employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of
Landlord of such persons and

                                       67

the manner in which such items will be moved and the location thereof, which approval shall not be unreasonably withheld.

          31. Install or use any machines or machinery of any kind whatsoever which may disturb any persons outside of the demised premises.

          32. Use the water and wash closets or other plumbing fixtures or storage or electrical or mechanical closets or storage areas for any purpose other than those for which they were constructed, or allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein.

          33. Install any carpeting or drapes, or paneling, grounds or other decorative wood products, in the demised premises, other than those wood products considered furniture, which are not treated with fire retardant materials and, in such event, shall submit, to Landlord's reasonable satisfaction, proof or other reasonable certification of the materials reasonably satisfactory fire retardant characteristics.

II.  Tenant shall:

          1. Pay Landlord for any damages, costs or expenses incurred by
Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the demised premises or the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease.

          2. Upon the termination of this Lease, turn over to Landlord all keys, either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the demised premises or the Building and, in the event of the loss of such keys, pay to Landlord the cost of procuring same.

          3. Subject to the provisions of Article 27 hereof, refrain from, and immediately upon receipt of notice thereof, discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease.

          4. Request Landlord to furnish passes to persons whom Tenant desires to have access to the demised premises during times other than Business Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes.

          5. Furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the rent) at Tenant's expense for the employees of Landlord or Landlord's contractors while doing janitorial or other cleaning services or while making repairs or alterations in the demised premises.

                                       68

          6. Apply at the office of the Building's manager with respect to all matters and requirements of Tenant which require the attention of Landlord, its agents or any of its employees.

          7. Pay Landlord's reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the demised premises and public corridors, if any.

          8. Purchase from Landlord or Landlord's designee, at Landlord's option, all replacement lighting tubes (not initial lighting tubes for which
Tenant shall be solely responsible), lamps, bulbs and ballasts used in the demised premises and pay Landlord, or Landlord's designee, as the case may be, its reasonable charges for the purchase and installation thereof.

          9. Pay Landlord's reasonable charges for the hiring or providing of security guards during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the demised premises or when significant quantities of furniture or other materials are being brought into or removed from the demised premises.

III. Landlord shall:

          1. Have the right to inspect all freight objects or bulky matter
(except printed matter) brought into the Building and to exclude from the
Building all objects and matter which violate any of the Rules and Regulations contained in or provided by this Lease.

          2. Have the right to require any person leaving the demised premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant.

          3. In no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the demised premises or the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease.

          4. Have no liability or responsibility for the protection of any of
Tenant's property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord's failure to enforce, in any particular instance, or generally, any of Landlord's rights.

          5. Have the right to require all persons entering or leaving the
Building, during hours other than Business Hours, to sign a register and may also exclude from the Building, during such hours, all persons who do not present a pass to the Building signed by Landlord.

          6. Furnish passes to persons for whom Tenant requests same.

                                       69

          7. Have the right to control and operate the public portions of the
Building and the public facilities, as well as facilities furnished for the common use of other occupants, of the Building.

          8. Have the right to remove any violation of Paragraph I items 2, 3,
4, 5, 6 or 7 of these Rules and Regulations without any right of Tenant to claim any liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom.

                                       70

                                   SCHEDULE C

                            APPROVED CONTRACTOR LIST
                               360 Madison Avenue

GENERAL CONTRACTORS

1.   NTX Interiors Inc.                                           (212) 780-2400
     Contact: Michael Berman

2.   Pavarini Construction                                        (212) 907-0900
     Contact: Eric McGovern

3.   Sciame Construction Company                                  (212) 232-2200
     Contact: Mitch Solomon

4.   Tri-Star Construction                                        (212) 486-0808
     Contact: Mike Barton

5.   John Gallin & Son Inc.                                       (212) 252-8900

DRYWALL, CARPENTRY & ACOUSTICS

1.   San Jon, Inc.                                                (914) 878-2210

2.   Concept Carpentry Corporation                                (212) 967-0748

3.   Component Assembly System, Inc.                              (914) 738-5400

4.   Superior Acoustics Drywall                                   (631) 269-4500

CARPET & RESILIENT FLOORING

1.   Flooring by Cantabria, Inc.                                  (212) 973-9752

2.   SDCF, Inc.                                                   (718) 996-6062

3.   American Business Carpet                                     (718) 805-4300

4.   Sherland & Farrington                                        (212) 206-7500

5.   BC/Exchange                                                  (212) 391-7727

PAINTING & WALLCOVERING

1.   The MMG Group, Inc.                                          (718) 278-5200

2.   Hudson Shatz Painting                                        (212) 757-6363

                                       71

3.   L & L Painting                                               (516) 349-1900

4.   Bond Painting                                                (212) 944-0070

SPRINKLERS

1.   Sirina Fire Protection                                       (516) 942-0400

2.   Abco Peerless Sprinkler Corporation                          (516) 294-6850

3.   Federated Mechanical Corp.                                   (212) 367-7658

4.   George Breslaw & Sons, Inc.                                  (212) 265-4023

PLUMBING

1.   George Breshaw & Sons, Inc.                                  (212) 265-4023

2.   Par Plumbing                                                 (516) 887-4000

3.   Almar                                                        (718) 835-5900

4.   API Plumbing                                                 (718) 858-7982

5.   General Plumbing                                             (212) 972-5000

HVAC

1.   Kaback Enterprises, Inc.                                     (212) 645-5100

2.   LaCore Mechanical                                            (212) 509-7000

3.   Midtown Air Conditioning & Ventilation, Ltd.                 (212) 239-8855

4.   Heritage                                                     (631) 667-1044

ELECTRICAL

1.   RNR Associates, Inc.                                         (212) 563-3455

2.   Forest Electric Corp.                                        (212) 318-1663

3.   CMS Electric                                                 (212) 765-6130

4.   E-J Electric                                                 (718) 786-9400

                                       72

WOODWORKING

1.   NJS                                                          (908) 687-8443

2.   Craftsmen                                                    (718) 326-3350

3.   Mid-hattan                                                   (732) 727-3020

FILING AGENT

1.   Metropolis Consulting Group                                  (212) 233-6344
     Frank Fortino

BUILDING LOCAL LAW 5 VENDOR

1.   Fire Code Services, Inc.                                     (201) 239-9999

                                       73

                                   SCHEDULE D

                             CLEANING SPECIFICATIONS

General Offices, including conference rooms, on business days:

          1. Dust-mop all non-carpeted areas and spot-mop all vinyl tile floors.

          2. Carpet sweep all carpets, without moving furniture (four (4) times per week).

          3. Empty and clean all ash trays and screen all sand urns.

          4. Empty and clean all waste receptacles and remove waste-paper or replace plastic liners as required.

          5. Clean all water fountains and coolers.

Building Standard Toilets, on business days:

          1. Sweep and wash all floors, using proper disinfectants.

          2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

          3. Wash and disinfect all basins, bowls and urinals.

          4. Wash all toilet seats on both sides.

          5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

          6. Empty and clean paper receptacles and remove waste-paper.

          7. Fill toilet tissue holders, soap dispensers and paper towel holders. Toilet tissue, soap, paper towels and other toilet supplies to be furnished at Landlord's expense.

          8. Empty and clean rubbish receptacles.

Periodic cleaning, as reasonably required:

          1. Vacuum all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved) (one (1) time per week). Non-carpeted areas to be dust mopped (one (1) time per week).

          2. Dust all baseboards.

          3. Hand dust and wipe clean all furniture, fixtures and window sills.

                                       74

          4. Wash all windows, inside and out (three (3) times per year). It is the responsibility of the tenant to remove items from window sills.

          5. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

          6. Depending on whether private stairways are carpeted, Landlord shall clean the same in the same manner as Landlord cleans either carpeted or non-carpeted parts of the demised premises.

                                       75